UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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[ ] Preliminary Proxy Statement
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[ ] Soliciting Material Pursuant to §240.14A-12

LESAKA TECHNOLOGIES, INC.

(Name of Registrant as Specified in Its Charter)

______________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ] Fee paid previously with preliminary materials.

[ ] Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

LESAKA TECHNOLOGIES, INC.
_________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held on November 16, 2022
_________________________

To the Shareholders of Lesaka Technologies, Inc.:

NOTICE IS HEREBY GIVEN that the 2022 Annual Meeting of Shareholders of Lesaka Technologies, Inc. will be held at our principal executive offices located at President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg 2196, South Africa on November 16, 2022 at 16:00 local time (9:00 am Eastern Time), for the following purposes:

1. To elect eleven directors to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

2. To ratify the selection of Deloitte & Touche (South Africa) as our independent registered public accounting firm for the fiscal year ending June 30, 2023.

3. To hold an advisory vote to approve executive compensation.

4. To approve the amendment and restatement of our current Amended and Restated Stock Incentive Plan to, among other things, (i) increase the number of shares of our common stock authorized for issuance by 2,500,000, and (ii) (iii) extend the duration of the plan to 2032.

5. To transact such other business and act upon any such other matters which may properly come before the annual meeting or any adjournment or postponement of the meeting.

Our Board of Directors has fixed the close of business on September 23, 2022, as the record date for determining shareholders entitled to notice of and to vote at the meeting. A list of the shareholders as of the record date will be available for inspection by shareholders at our principal executive offices during business hours for a period of ten days prior to the meeting.

Your attention is directed to our annual report for the fiscal year ended June 30, 2022, which is enclosed with this proxy statement.

Sincerely,

Kuben Pillay Chairman	Chris G.B. Meyer Group Chief Executive Officer
Johannesburg, South Africa September 30, 2022

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 16, 2022. A complete set of proxy materials relating to our annual meeting is available on the internet. These materials, consisting of the Notice of Annual Meeting of Shareholders and Proxy Statement, including proxy card, and annual report, may be viewed and downloaded at https://materials.proxyvote.com/64107N.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy accompanying this notice as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote at the meeting, you must request and obtain a proxy issued in your name from that record holder. You may also submit your proxy via the internet as specified in the accompanying internet voting instructions. Shareholders registered on our South African Branch Register ("South African Shareholders") are referred to the special instructions contained on page 5 of this proxy statement.

LESAKA TECHNOLOGIES, INC.

_________________________

PROXY STATEMENT EXECUTIVE SUMMARY

ANNUAL MEETING OF SHAREHOLDERS

Time and Date	16:00 local time (9:00am Eastern Time) on November 16, 2022
Place	President Place, 6th Floor, Cnr. Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, 2196, South Africa
Record Date	September 23, 2022

PROPOSALS TO BE VOTED ON AND BOARD VOTING RECOMMENDATIONS

The following is a summary of proposals to be voted on at the annual meeting and the recommendation of our Board of Directors (our "Board") with respect to each such proposal. This is only a summary, and it may not contain all of the information that is important to you. For more complete information, please review the proxy statement as well as our annual report on Form 10-K.

Proposal 1

Election of Directors

The Board has nominated eleven of our current directors for re-election at the annual meeting to hold office until the 2023 annual meeting. Mr. Ian Greenstreet has decided to not stand for re-election. More information about this proposal can be found on pages 6-8.

Recommendation: Our Board recommends a vote FOR each of the director nominees.

Proposal 2

Ratification of Independent Registered Public Accounting Firm

The Board is asking shareholders to ratify the selection of Deloitte & Touche (South Africa) as our independent registered public accounting firm for the fiscal year ending June 30, 2023. More information about this proposal can be found on page 9.

Recommendation: Our Board recommends a vote FOR the ratification of the selection of Deloitte & Touche (South Africa) as our independent registered public accounting firm.

Proposal 3

Advisory Vote to Approve Executive Compensation

The Board is providing shareholders with the opportunity to vote to approve, on an advisory basis, the compensation of our executive officers named in the Summary Compensation Table under "Executive Compensation". More information about this proposal can be found on page 9.

Recommendation: Our Board recommends a vote FOR the approval of executive compensation.

Proposal 4

Approval of the amendment and restatement of our Current Stock Incentive Plan

The Board is asking shareholders to approve amendments to our Stock Incentive Plan, to among other things, increase the number of shares available under the plan by 2,500,000 and to extend the plan to 2032. More information about this proposal can be found on page 9.

Recommendation: Our Board recommends a vote FOR the amendments to the Stock incentive Plan.

We are taking advantage of the Securities and Exchange Commission rules that allow companies to furnish proxy materials to their shareholders over the internet. On or about October 3, 2022, we mailed to shareholders of record on the record date a Notice of Internet Availability of Proxy Materials (the "Notice") containing instructions on how to access this proxy statement and our annual report for the fiscal year ended June 30, 2022 online. If you received a Notice by mail, you will not automatically receive a printed copy of our proxy materials in the mail. You may request a paper copy of our proxy materials by mail or an electronic copy by e-mail by following the instructions listed on the Notice.

CORPORATE GOVERNANCE

Our Board is committed to excellence in corporate governance. We believe that principled and ethical governance benefits you, our shareholders, as well as our customers, employees and communities, and we maintain a governance profile that aligns with industry-leading standards. We believe that our governance structure will have a direct impact on the strength of our business. The following table presents a brief summary of our key governance structures.

Board Conduct and Oversight	Independence and Participation	Shareholder Rights

✓ Regular risk assessment

✓ Standards of ethics applied to all directors, executive officers and employees

✓ Significant time devoted to succession planning and leadership development efforts

✓ Evaluations of the Board and its committees

✓ Separate Chairman of the Board and Chief Executive Officer

✓ Independent Chairman

✓ Seven of eleven directors are Nasdaq-independent

✓ Executive sessions of non-employee directors are generally held at each Board and committee meeting

✓ Audit Committee, Remuneration Committee, and Nominating and Corporate Governance Committee are each made up entirely of independent directors

✓ Special meeting right for shareholders holding an aggregate of 10% of voting stock

✓ All directors annually elected; no staggered Board

✓ No "Poison Pill"

✓ No supermajority voting requirements to change organizational documents

VOTING RIGHTS AND PROCEDURES

Shareholders as of the close of business on September 23, 2022, the record date, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 59,278,976 shares of common stock outstanding on the record date.

A majority of the total number of outstanding shares of common stock, present either in person or by proxy, will constitute a quorum for the transaction of business at the annual meeting. Shareholders who are present at the annual meeting in person or by proxy and who abstain, and proxies relating to shares held by a bank or broker on your behalf (that is, in "street name"), that are not voted (referred to as "broker non-votes") will be treated as present for purposes of determining whether a quorum is present. In the event that there are not sufficient votes to approve any proposal at the annual meeting, the annual meeting may be adjourned in order to permit the further solicitation of proxies. The inspector of election appointed for the annual meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

The following describes how you may vote on each proposal and the votes required for approval of each proposal:

  Proposal No 1-Our eleven director nominees will be elected by a plurality of votes. You may vote for each director nominee or withhold your vote from one or more of the nominees. Withholding a vote as to any director nominee is the equivalent of abstaining. In an uncontested election such as this, abstentions and broker non-votes have no effect, since approval by a specific percentage of the shares present or outstanding is not required.

  Proposal No. 2-The ratification of the selection of Deloitte & Touche (South Africa) ("Deloitte") to act as our independent registered public accounting firm will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions and broker non-votes will not affect the outcome of the vote.

  Proposal No. 3-The advisory vote to approve executive compensation will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions and broker non-votes will not affect the outcome of the vote.

  Proposal No. 4-The amendment and restatement of our current Amended and Restated Stock Incentive Plan will be approved if the votes cast in favor of the proposal exceed the number of votes cast against the proposal. You may vote for or against the proposal or you may abstain from voting. Abstentions and broker non-votes will not affect the outcome of the vote.

If you provide your voting instructions on your proxy, your shares will be voted as you instruct, and, if a proposal comes up for a vote at the annual meeting that is not on the proxy, according to the best judgment of the persons named in the proxy.

If you do not indicate a specific choice on a proxy that you sign and submit, your shares will be voted:

  FOR each of the director nominees;
  FOR the ratification of the selection of Deloitte as our independent registered public accounting firm;
  FOR the approval of executive compensation; and
  FOR the approval of the amendment and restatement of our current Amended and Restated Stock Incentive Plan.

If your shares are held in "street name," and you do not instruct the bank or broker how to vote your shares on Proposals 1, 3 or 4, the bank or broker may not exercise discretion to vote for or against those proposals. This would be a "broker non-vote" and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the bank or broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

Revocability of Proxies

You may revoke your proxy at any time prior to exercise of the proxy by delivering a written notice of revocation or a duly executed proxy with a later date by mail to our corporate secretary at Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, or by attending the meeting and voting in person. If you hold shares in "street name", you must contact that firm to revoke any prior voting instructions.

Internet Availability of Proxy Materials and Annual Report

A complete set of proxy materials relating to our annual meeting is available on the internet. These materials, consisting of the Notice of Annual Meeting of Shareholders and Proxy Statement, including proxy card, and annual report, may be viewed and downloaded at https://materials.proxyvote.com/64107N.

Market Information

Our common stock is listed on The Nasdaq Global Select Market ("Nasdaq") in the United States under the symbol "LSAK" and, via a secondary listing, on the Johannesburg Stock Exchange ("JSE"), in South Africa under the symbol "LSK". Nasdaq is our principal market for the trading of our common stock. Our transfer agent in the United States is Computershare Shareowner Services LLC, 480 Washington Blvd., Jersey City, New Jersey 07310. Our transfer agent in South Africa is JSE Investor Services (Pty) Ltd ("JSE Investor Services"), 13th Floor, 19 Ameshoff Street, Braamfontein, 2001, South Africa.

Special Instructions to South African Shareholders

We are required to comply with certain South African regulations related to the circulation and tabulation of proxies issued to our South African Shareholders. The proxy form marked "Lesaka Technologies, Inc. Proxy for Shareholders Registered on South African Branch Register" must be used by South African Shareholders. The South African proxy must be lodged, posted or faxed to JSE Investor Services so as to reach them by 16:00, local time, on November 11, 2022. South African Shareholders that have already dematerialized their shares through a Central Securities Depository Participant ("CSDP") or broker, other than with own-name registration, should not complete the South African proxy. Instead they should provide their CSDP or broker with their voting instructions or, alternatively, they should inform their CSDP or broker of their intention to attend the annual meeting in order for their CSDP or broker to be able to issue them with the necessary authorization to enable them to attend such meeting. South African Shareholders that hold their shares in certificated form or dematerialized own-name registration should complete the South African proxy and return it to JSE Investor Services.

Solicitation

The Board is soliciting your proxy to vote your shares at the annual meeting. We will bear the entire cost of the solicitation, including the preparation, assembly, printing and mailing of this proxy statement, including the proxy card and any additional solicitation materials furnished to our shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. We may reimburse these persons for their reasonable expenses in forwarding solicitation materials to beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by personal contacts, telephone, facsimile, electronic mail or any other means by our directors, officers or employees. No additional compensation will be paid to our directors, officers or employees for performing these services. Except as described above, we do not presently intend to solicit proxies other than by mail.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The terms of office of each of our current directors will expire at the annual meeting. The Board has nominated for re-election eleven of our current directors (see "Information Regarding the Nominees" for information on all directors), each for a one-year term.

The persons named in the enclosed proxy intend to vote properly executed and returned proxies FOR the election of all nominees proposed by the Board unless authority to vote is withheld. In the event that any nominee is unable or unwilling to serve, the persons named in the proxy will vote for such substitute nominee or nominees as they, in their discretion, shall determine. The Board has no reason to believe that any nominee named herein will be unable or unwilling to serve.

The Board recommends that you vote FOR the election of each of the director nominees.

Information Regarding the Nominees

Kuben Pillay 62 years old Director since 2020

Mr. Pillay serves on South African public and private corporate boards including as Chairman of Sabvest Limited (JSE: SBV), lead independent director of OUTsurance and as a non-executive director of Transaction Capital Limited (JSE: TCP). He was the non-executive chairman of the Primedia Group from 2014 to 2016, and also served as its group CEO from 2009 to 2014. Mr. Pillay was a managing financial partner at public interest law firm, Cheadle Thompson and Haysom, before joining Mineworkers Investment Company ("MIC") in 1996 as a founding executive director, and later serving as the non-executive chairman. Mr. Pillay most recently served as the independent non-executive chairman of Cell C Limited from August 2017 to October 2019. Mr. Pillay has a BA LLB from the University of the Witwatersrand, Johannesburg, and a Masters in Comparative Jurisprudence from Howard University, Washington DC.

The Board believes that Mr. Pillay's expertise in legal and corporate governance, and media and consumer affairs and broad experience as a director of several publicly-traded companies covering a broad range of industries over many years make him a valuable member of our Board.

Christopher G.B. Meyer 51 years old Director since 2021

Mr. Meyer has been our Group Chief Executive Officer since July 1, 2021. Prior to joining us, he was the Head of Corporate & Investment Banking and Joint Managing Director at Investec Bank Plc, a LSE-listed specialist bank and wealth manager, having served in many different roles within the Investec Group since 2001. He was also an executive director for various international and regional subsidiaries of Investec Bank Plc. He is a member of the South African Institute of Chartered Accountants, holds an MSc Finance from the London Business School and a Post Graduate Diploma in Accounting from the University of Cape Town.

The Board believes that Mr. Meyer's experience with corporate transactions and strong leadership skills make him a valuable member of our Board.

Naeem E. Kola 49 years old Director since 2022

Mr. Kola has been our Group Chief Financial Officer since March 1, 2022. Mr. Kola has progressively held senior finance roles in Dubai, most notably as Chief Financial Officer of the Emerging Markets Payments Group ("EMP"), a high-growth fintech business that grew materially and successfully concluded and integrated five acquisitions during Mr. Kola's six-year tenure as Chief Financial Officer. Prior to becoming Chief Financial Officer, Mr. Kola was Senior Vice President for Investments, Strategy and Business Planning at EMP. Since the acquisition of EMP by Network International in 2017, Mr. Kola has been an Operations Director and Strategic Advisor to the emerging market private equity firm Actis, where he again focused on fintech businesses.

The Board believes that Mr. Kola's financial and accounting expertise and experience with corporate transactions and capital markets make him well-suited to serve as a director.

Steven J. Heilbron 57 years old Director since 2022

Mr. Heilbron has been the Chief Executive Officer of the Connect Group since 2013 and joined us following the acquisition of Connect in the same capacity. Mr. Heilbron has two decades of financial services experience, having spent 19 years working for Investec in South Africa and the UK, where he served as Global Head of Private Banking and Joint Chief Executive Officer of Investec Bank plc. He led a private consortium that acquired Cash Connect Management Solutions (Pty) Ltd ("CCMS") in 2013. Mr. Heilbron has presided over significant organic growth in the rebranded Connect Group, as well as spearheading the successful acquisition and integration of Kazang and EFTpos acquired from the Paycorp Group in February 2020. He is a member of the South African Institute of Chartered Accountants

The Board believes that Mr. Heilbron's strong leadership skills, his deep knowledge and many years of experience within the banking, payments and payment technologies space make him well-suited to serve as a director.

Lincoln C. Mali 54 years old Director since 2021

Mr. Mali has been our Chief Executive Officer: Southern Africa since May 1, 2021. Mr. Mali is a financial services executive with over 25 years in the industry. Until April 2021, he was the Head of Group Card and Payments at Standard Bank Group, having served in many different roles within that organization since 2001. Mr. Mali chaired the board of directors of Diners Club South Africa until April 2021, and was a member of the Central and Eastern Europe, Middle East and Africa Business Council for Visa. Mr. Mali holds Bachelor of Arts (BA) and Bachelor of Laws (LLB) degrees from Rhodes University, an MBA from Henley Management College, various diplomas and attended an Advanced Management Program at Harvard Business School.

The Board believes that Mr. Mali's strong relationships and network with key industry players in South Africa and his motivational leadership style make him well-suited to serve as a director.

Antony C. Ball 63 years old Director since 2020

Mr. Ball is co-founder and chairman of Value Capital Partners (Pty) Ltd ("VCP"), a South Africa-based investment firm. Prior to VCP, Mr. Ball co-founded Brait in 1990, a leading South African private equity firm, regarded as a pioneer of private equity in the region, and held various leadership positions, including Deputy Chairman and CEO, between 1998 and 2011 when he left the company. Mr. Ball led Brait's investment in Lesaka in 2004, and served as a non-executive director of the company until 2012. Mr. Ball has a B Comm (Hons) from UCT, is a CA(SA), and completed an M Phil in Management Studies from Oxford University, where he studied as a Rhodes Scholar.

The Board believes that Mr. Ball's expertise in private equity, public markets, finance, accounting and corporate governance and broad experience as an officer and director of several publicly-traded companies covering a broad range of industries make him a valuable member of our Board.

Nonkululeko N. Gobodo 61 years old Director since 2021

Ms. Gobodo is the first black female-chartered accountant in South Africa and brings a wealth of accounting and auditing experience from over 35 years of executive experience. She also has extensive experience as a non-executive director, having served on many boards including JSE listed Clicks Group Limited, PPC Limited and Shoprite Holdings Limited, as well as, Mercedes Benz, Imperial, the SA Maritime Authority, and the South Africa Revenue Service audit committee. She is a pioneer in her field, having established her own successful accounting and audit firm during the apartheid era. The firm grew to become SizweNtsalubaGobodo ("SNG"), the fifth-largest accounting firms and largest black accounting firm in South Africa. In 2018, SNG acquired the Grant Thornton South Africa license. In 2016, Ms. Gobodo founded Nonkululeko Leadership Consulting, a boutique, black-owned and managed leadership consulting firm based in Sandton and served as its CEO for five years. In May 2021, she started Awakened Global, a movement that calls for Africans and women to awaken to their authentic power.

The Board believes that Ms. Gobodo's experience in finance and audit and knowledge of the South African marketplace provide necessary and desired skills, experience and South African-centric perspective to our Board.

Javed Hamid 78 years old Director since 2020

Mr. Hamid is currently a senior advisor to the International Executive Service Corps and held various positions with the International Finance Corporation ("IFC"), a member of the World Bank Group, and a major shareholder in Lesaka, from 1979 to 2006. He was on the Management Committee of IFC and served as the Regional Director for East Asia and Pacific Region. He was on the board of listed banks in Pakistan and Serbia. He currently chairs the board of Small Enterprise Assistance Funds (USA) and is on the board of Salem University (USA) and Asia Research Capital Management (Hong Kong). He has extensive international banking, investment and project finance experience and a strong background in investing in emerging markets, structuring investments, managing international investment portfolios, and providing technical assistance to companies in developing countries. He has a keen interest in sustainable development and corporate governance issues. Mr. Hamid holds a Master of Business Administration, from Harvard Business School, a Master of Arts from the University of Cambridge, a Bachelor of Arts in Economics, from the University of Cambridge and a Bachelor of Arts in Economics, Mathematics and Statistics, from the University of Punjab.

The Board believes that Mr. Hamid's substantial international experience; risk and financial expertise; his experience managing international investments, and his skills in dealing with corporate governance issues make him a valuable member of our Board.

Ali Mazanderani 40 years old Director since 2020

Mr. Mazanderani is a fintech investor and entrepreneur. He is the co-founder and chairman of SaltPay. He is also a non-executive director on the board of several companies including StoneCo (Nasdaq: STNE) in Brazil. He was formerly a Partner at Actis, an emerging market private equity firm, where he led multiple landmark fintech investments globally. Prior to his career at Actis, Mr. Mazanderani was the lead strategy consultant for First National Bank based in Johannesburg and prior to that, he advised private equity and corporate clients for OC&C Strategy Consultants in London.

He holds a Bachelors degree in Economics from the University of Pretoria, a Masters in Economics from Oxford University, a Masters in Economic History from the London School of Economics, a Masters in Business Law from the University of St. Gallen and an MBA from INSEAD.

The Board believes that Mr. Mazanderani's international experience in strategy, payments, technology, and private equity provide necessary and desired skills, experience and perspective to our Board.

Monde Nkosi 32 years old Director since 2020

Mr. Nkosi is an investor with experience in private and public equities in South Africa and the U.S. He is an executive director of VCP and a non-executive director of several listed businesses, including ADvTECH Limited and Grand Parade Investments Limited. He was previously on the investment team of FFL Partners, a San Francisco-based private equity firm managing more than $2 billion. Prior to that, Mr. Nkosi was a management consultant at Bain & Company, focused on financial services and telecommunications clients across Sub-Saharan Africa. Mr. Nkosi holds a Bachelor of Business Science from the University of Cape Town, a Master of Arts in Education from the Stanford Graduate School of Education, and an MBA from the Stanford Graduate School of Business.

The Board believes that Mr. Nkosi's expertise in corporate strategy, corporate finance and capital allocation make him a valuable member of our Board.

Ekta Singh-Bushell 50 years old Director since 2018

Ms. Singh-Bushell serves on global technology public and private corporate boards. She is a member of the board and chair of the nominating and governance committee, and technology committee for Huron Consulting Group (NASDAQ: HURN), a global consulting company offering services to healthcare, higher education, and life sciences and commercial industries; ChargePoint, Inc. (NYSE: CHPT), a leading EV charging as a service company, where she is a member of the audit committee; TTEC, Inc. (NASDAQ: TTEC), a leading global customer experience technology and services company, focusing on the design, implementation, and delivery of transformative customer experience for various brands, where she is a member of the audit, and chair of the technology and security committee; She formerly served on the boards of Datatec Limited (JSE: DTC), an international ICT solutions and services group, as Lead Independent Director and Designer Brands Inc. (NYSE: DBI) as a member of the audit, remuneration and nomination committees. From 2016 to 2017, Ms. Singh-Bushell served as deputy to the first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. Prior to 2016, Ms. Singh-Bushell worked at Ernst & Young, serving in various leadership roles including global IT Effectiveness leader, US innovation & digital strategy leader; and chief Information security officer. Ms. Singh-Bushell is a member of the board of Women's Health Access Matters, a non-profit that supports increased awareness in women's health research, and between 2004 and 2014 she served in various leadership roles for the Asian American Federation. Ms. Singh-Bushell is a Certified Public Accountant and holds advanced international certifications in governance, sustainability, information systems security, audit, and control.

Ms. Singh-Bushell's experience in finance, audit, technology, and cybersecurity, as well as her international experience bring relevant and necessary skills, experience, and perspective to our Board.

In considering Ms. Singh-Bushell's nomination to the Board for 2021, the Nominating & Governance Committee of the Board considered all of Ms. Singh-Bushell's Board commitments and determined that they, in the aggregate, do not interfere with her commitments to Lesaka. Moreover, the Committee determined that the knowledge and experience that Ms. Singh-Bushell attains from these additional commitments provide an important dimension to the Lesaka Board, especially in the financial services and technology areas which are all directly relevant to our business.

PROPOSAL NO. 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has selected Deloitte to serve as our independent registered public accounting firm for the fiscal year ending June 30, 2023. A representative of Deloitte is expected to be present at the annual meeting. Such representative will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions from shareholders. Deloitte currently serves as our independent registered public accounting firm.

We are asking our shareholders to ratify the selection of Deloitte as our independent registered public accounting firm for the fiscal year ending June 30, 2023. Although ratification is not required by our Amended and Restated By-Laws or otherwise, the Board is submitting the selection of Deloitte to our shareholders for ratification as a matter of good corporate practice. In the event our shareholders fail to ratify the appointment, the Audit Committee may reconsider this selection. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our shareholders.

The Board recommends a vote FOR the ratification of the selection of Deloitte.

PROPOSAL NO. 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

We are providing you with the opportunity to vote to approve, on an advisory basis, the compensation of our executive officers named in the Summary Compensation Table under "Executive Compensation," to whom we refer as our "named executive officers" or "NEOs". This proposal, which is commonly referred to as "say on pay," is required by Section 14A of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act").

The philosophy of our executive compensation program is to link compensation to the achievement of our key strategic and financial goals. Therefore, we reward our executives for their contributions to our annual and long-term performance by tying a significant portion of their total compensation to key drivers of increased shareholder value. At the same time, we believe our program does not encourage excessive risk-taking by management. The "Executive Compensation" section of this proxy statement beginning on page 20, including the "Compensation Discussion and Analysis," describes in detail our executive compensation program and the decisions made by the Remuneration Committee with respect to our fiscal year ended June 30, 2022.

The Board is asking shareholders to cast a non-binding advisory vote on the following resolution:

"Resolved, that the compensation paid to the Company's named executive officers, as disclosed pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (the "SEC"), including the Compensation Discussion and Analysis, compensation tables and narrative discussions, is approved on an advisory basis".

Because your vote is advisory, it will not be binding upon the Board or the Remuneration Committee. However, the Board and the Remuneration Committee value the opinions expressed by our shareholders and will consider the outcome of the vote when considering future executive compensation decisions.

The Board recommends a vote FOR the approval of the compensation of our named executive officers.

PROPOSAL NO. 4: APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE AMENDED AND RESTATED
STOCK INCENTIVE PLAN

We are asking you to approve an amendment and restatement of our Amended and Restated Stock Incentive Plan of Lesaka Technologies, Inc. to increase the aggregate number of shares of our common stock authorized for issuance by an additional 2,500,000. In this proxy statement, we refer to the current Amended and Restated Stock Incentive Plan of Lesaka Technologies, Inc. as the "Current Plan," and we refer to the amendment and restatement of the Current Plan that we are asking you to approve as the "2022 Plan".

We granted up to 1,875,729 shares of restricted stock to employees of Connect pursuant to the acquisition of Connect in April 2022. This represented approximately 61% of the 3,068,926 shares we had available as of June 30, 2021, under the Current Plan, and therefore significantly reduced the shares available for future awards.

Our Board approved and recommended the 2022 Plan for approval by our shareholders, in September 2022.

Our Board believes it important to our continued success that we have an adequate reserve of shares available for issuance under the 2022 Plan for use in attracting, motivating and retaining qualified employees, officers, consultants and directors.

History of the Current Plan

The Current Plan was most recently amended in 2015, which is the last time it was approved by shareholders. As of September 22, 2022, only 216,474 shares remain available for the annual grant cycle and beyond.

On September 7, 2022, our Board further amended and restated the Current Plan, subject to shareholder approval, to (among other things) increase the number of shares available for issuance by 2,500,000 and extend the term of the plan to September 7, 2032. Our Board recommends that shareholders approve the 2022 Plan to allow us to continue granting stock options and other stock-based awards. As discussed below under "--Compensation Discussion and Analysis", equity awards granted under the Current Plan are a principal element of our executive officers' compensation package. These awards emphasize long-term performance of our company, as measured by creation of shareholder value, and foster a commonality of interest between shareholders and employees. We believe that the 2022 Plan is critical in enabling us to attract and retain key employees and to create effective incentives for those employees to contribute to our growth and financial success.

Key changes made in the 2022 Plan

We have made the following changes as part of the 2022 Plan:

  Addressing the treatment of equity awards upon a change in control.

  All equity awards will generally have a vesting period of at least one year.

  An explicit prohibition on the payment of dividends and dividend equivalents on unvested full value awards.

  Clarification and update to repricing restrictions.

  Mandatory application of our clawback policy to equity awards under the 2022 Plan.

We have also removed deadwood provisions related to the "performance based compensation" exemption under Section 162(m) of the Code.

If the 2022 Plan is approved, 2,500,000 new shares of common stock will be available for issuance (in addition to the shares currently available for future awards or subject to outstanding awards), and the plan would be scheduled to remain in effect until September 7, 2032. Other changes to the 2022 Plan are described throughout the summary below, which is qualified in its entirety by reference to the full text of the plan set forth in Exhibit A to this proxy statement. If the 2022 Plan is not approved, no award may be granted under the Current Plan after August 19, 2025, unless the share reserve is exhausted before then, but awards granted under the Current Plan on or before August 19, 2025 may extend beyond that date.

We Manage Our Equity Incentive Award Use Carefully, and Dilution Is Reasonable

We continue to believe that equity awards such as stock options are a vital part of our overall compensation program. However, we recognize that equity awards dilute existing shareholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our "burn rate," to ensure that we maximize shareholders' value by granting the appropriate number of equity incentive awards necessary to attract, reward, and retain employees.

The following table shows our dilution and burn rate percentages.

	As of June 30,
	2022	2021	2020
Dilution under Current Plan at fiscal year end (1)	2%	7%	6%
Annual burn rate (2)	4%	2%	2%

(1) Dilution under Current Plan at fiscal year end is calculated as the sum of (x) shares available for grant plus (y) shares subject to outstanding equity incentive awards (stock options) divided by our common stock outstanding, all amounts determined as of fiscal years ended June 30, 2022, 2021 and 2020. Restricted stock granted are included in common stock outstanding.

(2) Annual burn rate is calculated as the gross annual dilution under the Current Plan, with the gross annual dilution calculated as the sum of stock options and restricted stock granted divided by our outstanding common stock at the beginning of each fiscal year end as of June 30, 2020 through 2022.

The dilution under the Current Plan at fiscal year end and the 3-year annual average burn rate described above may not be indicative of what the actual amounts are in the future. The 2022 Plan does not contemplate the amount or timing of specific equity awards. The potential dilution is a forward-looking statement. Forward-looking statements are not facts. Actual results may differ materially because of factors such as those identified in reports the company has filed with the SEC.

The Size of Our Share Reserve Request Is Reasonable

If the 2022 Plan is approved by our shareholders, we expect to have approximately 2,716,474 shares available for grant after our annual meeting (based on shares available as of September 22, 2022), which we anticipate being a pool of shares sufficient for grants through September 30, 2027, and necessary to provide a predictable amount of equity for attracting, retaining, and motivating employees.

The size of our request is also reasonable in light of the equity granted to our directors and employees over the past six years. As of September 22, 2022, the fair market value of our common stock as reported on the Nasdaq Global Select Market was $3.37 per share.

Description of the 2022 Plan

The material features of the 2022 Plan are outlined below. The following description of the 2022 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2022 Plan which is entitled the Amended and Restated 2022 Stock Incentive Plan of Lesaka Technologies, Inc. Shareholders are urged to read the actual text of the 2022 Plan in its entirety, which is appended to this proxy statement as Appendix A.

Number of Shares

If the 2022 Plan is approved, the number of shares issuable under the plan will be increased by 2,500,000 shares to an aggregate of 13,552,580 shares since adoption of the plan in 2004.

Shares covered by awards that expire, terminate or lapse without payment will again be available for the grant of awards under the 2022 Plan, as well as shares that are delivered to us by the holder to pay withholding taxes or as payment for the exercise price of an award, if permitted by the Remuneration Committee. The maximum number of shares for which stock options, stock appreciation rights (other than performance-based awards that are not options) may be granted during a calendar year to any participant is 600,000 shares. The shares deliverable in connection with awards granted under the 2022 Plan may consist, in whole or in part, of authorized but unissued shares or treasury shares. To account for stock splits, stock dividends, reorganizations, recapitalizations, mergers, consolidations, spin-offs and other corporate events, the 2022 Plan requires the Remuneration Committee to equitably adjust the number and kind of shares of common stock issued or reserved pursuant to the plan or outstanding awards, the maximum number of shares issuable pursuant to awards, the exercise price for awards, and other affected terms of awards to reflect such event.

Administration

The 2022 Plan is administered by a committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. The Board has designated the Remuneration Committee as the subcommittee responsible for administering the 2022 Plan.

The Remuneration Committee has the full power and authority to establish the terms and conditions of any award consistent with the provisions of the 2022 Plan and to waive any such terms and conditions at any time. Specifically, the Renumeration Committee shall have final discretion, responsibility, and authority to grant awards, determine the participants to whom and the times at which awards shall be granted; determine the type and number of awards to be granted, the number of shares to which an award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect; determine the rights of participants with respect to an award upon termination of employment or service; determine whether, to what extent, and under what circumstances an award may be settled, cancelled, forfeited, exchanged, or surrendered; accelerate the vesting of an award; interpret the terms and provisions of award agreements; provide for forfeiture of outstanding awards and recapture of realized gains and other realized value in such events as determined by the Renumeration Committee; grant substitute awards; and make all other determinations deemed necessary or advisable for the administration of the 2022 Plan. The 2022 Plan clarifies that, consistent with applicable Nasdaq marketplace rules, no repricing of outstanding awards may be undertaken without obtaining prior shareholder approval.

The Remuneration Committee is authorized to interpret the 2022 Plan, to establish, amend and rescind any rules and regulations relating to the plan, and to make any other determinations that it deems necessary or desirable for the administration of the plan. The Remuneration Committee also may correct any defect, supply any omission or reconcile any inconsistency in the 2022 Plan in the manner and to the extent that the Remuneration Committee deems it necessary or desirable.

The 2022 Plan authorizes the Remuneration Committee to require payment of any amount determined to be necessary to withhold for federal, state, local or other taxes resulting from the exercise, grant or vesting of an award. The 2022 Plan clarifies, however, that participants may elect to satisfy the withholding requirement by having the company withhold shares having a fair market value on the date the tax is to be determined equal to the minimum statutory total tax or such higher amount not greater than the maximum statutory total tax that could be imposed on the transaction.

Eligibility

The 2022 Plan permits grants of awards to our employees, directors and consultants. Any eligible person may be granted nonqualified stock options, but only employees may be granted incentive stock options. As of June 30, 2022, we had approximately 2,657 employees, including four executive officers and eight non-employee directors, who were eligible under the Current Plan.

Types of Awards

Incentive stock options, nonqualified stock options, stock appreciation rights, limited stock appreciation rights, restricted stock and other awards based on our common stock may be granted under the Current Plan.

Stock Options

The 2022 Plan permits the Remuneration Committee to grant employees incentive stock options, which qualify for special tax treatment in the United States, and permits the Remuneration Committee to grant employees, directors and consultants nonqualified stock options. The Remuneration Committee establishes the duration of each stock option at the time it is granted. The maximum duration of an incentive stock option is ten years after the date of grant.

The Remuneration Committee establishes the exercise price of each stock option at the time it is granted. The exercise price of a stock option may not be less than the fair market value, as defined in the Current Plan, of our common stock on the date of grant. The Remuneration Committee may establish vesting and performance requirements that must be met before the exercise of stock options. Unless otherwise determined by the Remuneration Committee, stock options vest ratably, on an annual basis, over a period of three years, commencing with the first anniversary of the grant date and subject to the holder's continued service with us.

The exercise price of stock options may be paid in cash or cash equivalents by the holder. The Remuneration Committee may permit an option holder to pay the exercise price, or to satisfy withholding tax liabilities that arise upon exercise, by tendering shares of our common stock owned by the holder or by having us withhold some of the shares deliverable upon exercise of the option, with a fair market value equal to the an agreed fair value price as determined under the 2022 Plan. The Remuneration Committee may also permit a stock option holder to exercise the option by tendering a promissory note, in such form as the Remuneration Committee may specify, that bears a market rate of interest and is fully recourse.

If there is a public market for our common stock, the Remuneration Committee may permit a stock option holder to exercise all or part of the option holder's vested options through a cashless exercise procedure. Under a cashless exercise procedure, the option holder delivers irrevocable instructions to a broker to sell the shares obtained upon exercise of the option and deliver promptly to the company proceeds of the sale.

Stock Appreciation Rights

The Remuneration Committee may also grant stock appreciation rights, either alone or in tandem with stock options. Stock appreciation rights entitle their holder upon exercise to receive an amount in any combination of cash or shares of our common stock (as determined by the Remuneration Committee) equal in value to the excess of the fair market value of the shares covered by the rights over the grant price. The Remuneration Committee may also grant limited stock appreciation rights that are exercisable upon the occurrence of specified contingent events. Such awards may provide for a different method of determining appreciation, specify that payment must be made only in cash, or provide that any related awards are not exercisable while such limited stock appreciation rights are exercisable. No stock appreciation right may have a term longer than ten years' duration under the Current Plan. In contrast, the existing terms of the 2022 Plan do not include a term limit on stock appreciation rights.

Other Stock-Based Awards

The 2022 Plan also permits the Remuneration Committee to grant awards that are valued by reference to, or otherwise based on the fair market value of, our common stock, including but not limited to restricted stock, restricted stock units and performance shares. The Remuneration Committee determines the form of award and the conditions to which awards are subject, including the satisfaction of performance goals, the completion of periods of service, or the occurrence of events. Stock-based awards may be granted alone or in conjunction with any other award granted under the Current Plan.

Transferability

Unless otherwise determined by the Remuneration Committee, no award may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution or (subject to the consent of the Remuneration Committee) pursuant to a domestic relations order, unless and until such award has been exercised or the shares underlying such award have been issued, and all restrictions applicable to such shares have lapsed. The Remuneration Committee may determine to permit a participant or a permitted transferee to transfer an award (other than an Incentive Stock Option) to any one or more permitted transferees subject to certain terms and conditions.

Amendment

The Board may amend the 2022 Plan at any time, provided that no amendment may be made without the consent of an affected award holder that diminishes the rights of the holder, except that the Board may amend the plan in any manner it deems necessary for awards to meet the requirements of the Code or other applicable laws.

No amendment to the 2022 Plan may be made without the approval of shareholders if the amendment would increase the total number of shares reserved for issuance under the plan or change the maximum number of shares for which awards may be granted to participants, except for such changes in accordance with the plan's adjustment provisions described above.

Plan Term

Under the 2022 Plan, no award may be granted after September 7, 2032, but awards granted before that date may extend beyond that date. Under the terms of the existing Current Plan, no awards may be granted after August 19, 2025.

United States Federal Income Tax Consequences

The following discussion of the U.S. federal income tax consequences relating to the 2022 Plan is based on present U.S. federal tax laws and regulations and does not purport to be a complete description of the U.S. federal tax laws. Participants may also be subject to certain state and local taxes and non-United States taxes, which are not described below.

When a nonqualified stock option is granted, there are generally no United States income tax consequences for the option holder or our company at that time. When a nonqualified stock option is exercised, the option holder generally recognizes compensation equal to the excess, if any, of the fair market value of the underlying shares on the exercise date over the exercise price. Our company or its subsidiary that employs the stock option holder may be entitled to a deduction equal to the compensation recognized by the stock option holder.

When an incentive stock option, within the meaning of Section 422 of the Code, is granted, there are no United States income tax consequences for the option holder or our company at that time. Generally, when an incentive stock option is exercised, the option holder does not recognize income and we do not receive a deduction. The incentive stock option holder, however, must treat the excess, if any, of the fair market value of the shares on the exercise date over the exercise price as an item of adjustment for purposes of the alternative minimum tax.

If an incentive stock option holder disposes of the shares after holding them for at least two years after the incentive stock option was granted and one year after the option was exercised, the amount the option holder receives upon the disposition over the exercise price is treated as long-term capital gain to the option holder. Our company or its subsidiary is not entitled to a deduction.

If the stock option holder makes a "disqualifying disposition" of the shares by disposing of the shares before satisfying the holding periods described above, the option holder generally recognizes compensation income equal to the excess, if any, of (1) the fair market value of the shares on the exercise date, or, if less, the amount received on the disposition, over (2) the exercise price. Our company or its subsidiary may be entitled to a deduction equal to the compensation recognized by the stock option holder.

When a stock appreciation right is granted, there are no U.S. federal income tax consequences for the participant or our company at that time. When a stock appreciation right is exercised, the participant generally recognizes compensation equal to the cash and/or the fair market value of the shares received on exercise. Our company or its subsidiary may be entitled to a deduction equal to the compensation recognized by the participant.

In general, other types of awards that may be issued under the Current Plan are taxable to the holder upon receipt, except that awards of restricted stock are taxable to the holder on the date the shares vest or become transferable, or on the date of receipt if the holder makes an election under Section 83(b) of the Code. Our company or its subsidiary may be entitled to a deduction equal to the compensation recognized by the participant receiving other stock-based awards, including restricted stock awards.

Income Tax Consequences in Other Jurisdiction

In general, in other jurisdictions in which we operate (primarily South Africa), awards issued under the Current Plan are taxable to the holder upon vesting of the award, as that term is used under local income tax legislation. Our subsidiaries may be entitled to a deduction equal to the grant date fair value of the awards issued.

New plan benefits

The benefits or amounts that will be received by or allocated to our executive officers, non-employee directors and employees under the 2022 Plan are not determinable because the 2022 Plan does not provide for set benefits or amounts, or objective criteria for determining the compensation thereunder with regard to any participants, and we have not approved any awards that are conditioned on shareholder approval of this proposal.

The Board recommends a vote FOR the amendment and restatement of the Current Plan.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

MEETINGS OF THE BOARD AND DIRECTOR INDEPENDENCE

Our Board typically holds a regular meeting once every quarter and holds special meetings when necessary. During the fiscal year ended June 30, 2022, our Board held a total of nine meetings. Each of our directors attended 100% of the total number of such meetings and the total number of meetings held by all committees of the Board on which each such director served, during the period for which each such director served. We encourage each member of the Board to attend the annual meeting of shareholders, but have not adopted a formal policy with respect to such attendance.

Messrs. Pillay, Meyer, Ball, Greenstreet, Hamid, Mali, and Nkosi and Ms. Gobodo attended last year's annual meeting. The non-employee directors meet regularly without any management directors or employees present. These meetings are held on the day of or the day preceding other Board or committee meetings. The Board annually examines the relationships between us and each of our directors. After this examination, the Board has concluded that Messrs. Greenstreet, Hamid, Pillay, and Mses. Gobodo and Singh-Bushell are "independent" as defined under Nasdaq Rule 5605(a)(2) and under Rule 10A-3(b)(1) under the Exchange Act, as that term relates to membership on the Board and the various Board committees. Messrs. Ball and Nkosi are "independent" as defined under Nasdaq Rule 5605(a)(2), as that term relates to membership on the Board and the various Board committees other than the Audit Committee.

COMMITTEES OF THE BOARD

The Board has established an Audit Committee, a Remuneration Committee, a Nominating and Corporate Governance Committee, a Social and Ethics Committee and a Capital Allocation Committee (collectively, the "Board Committees"). The current members of our Board Committees are presented in the table below:

Director	Audit Committee	Remuneration Committee	Nominating and Corporate Governance Committee	Social and Ethics Committee	Capital Allocation Committee
Antony C. Ball		X*	X		X*
Nonkululeko N. Gobodo	X			X*
Ian O. Greenstreet	X				X
Javed Hamid			X
Steven J. Heilbron (#)
Naeem E. Kola (#)
Lincoln C. Mali (#)
Ali Mazanderani					X
Chris G.B. Meyer (#)
Monde Nkosi		X			X
Kuben Pillay (*)		X	X*	X
Ekta Singh-Bushell	X*		X	X

# Executive
* Chairperson

Mr. Greenstreet has advised us that he will not stand for re-election at our 2022 annual meeting and the committees will be reconstituted following his departure.

Audit Committee

The Audit Committee consists of Mses. Singh-Bushell, Gobodo, and Mr. Greenstreet, with Ms. Singh-Bushell acting as the Chairperson. The Board has determined that Mses. Singh-Bushell and Gobodo are each an "audit committee financial expert" as that term is defined in applicable SEC rules, and that all members meet Nasdaq's financial literacy criteria. The Audit Committee held eight meetings during the 2022 fiscal year. See "Audit Committee Report" on page 38.

The Audit Committee was established by the Board for the primary purpose of overseeing or assisting the Board in overseeing the following:

Audit the qualifications and independence of our registered public accounting firm the organization and performance of our internal audit function	Compliance Processes compliance with SEC and other legal and regulatory requirements compliance with ethical standards we have adopted review of our related party transactions

Financial Reporting

  the integrity of our financial statements

  the accounting and financial reporting processes and the audits of our financial statements our systems of disclosure controls and procedures and internal control over financial reporting

Risk Management review of our risk assessment and enterprise risk management process

A copy of our Audit Committee charter is available free of charge on our website, www.lesakatech.com.

Remuneration Committee

The Remuneration Committee consists of Messrs. Ball, Nkosi, and Pillay, with Mr. Ball acting as the Chairperson. The Remuneration Committee held four meetings during the 2022 fiscal year.

The Remuneration Committee has the following principal responsibilities, authority and duties:

Compensation Structure & Strategy

  review and approve performance goals and objectives relevant to the compensation of all our executive officers, evaluate the performance of each executive officer in light of those goals and objectives, and set each executive officer's compensation, including incentive-based and equity-based compensation, based on such evaluation make recommendations to the Board with respect to incentive- and equity-based compensation plans review and make recommendations to the Board regarding compensation-related matters outside the ordinary course, including, but not limited to, employment contracts, change-in-control provisions and severance arrangements administer our stock option, stock incentive, and other stock compensation plans, including the function of making and approving all grants of options and other awards to all executive officers and directors, and all other eligible individuals, under such plans review annually and make recommendations to the Board regarding director compensation assist management in developing and, when appropriate, recommending to the Board, the design of compensation policies and plans review and discuss with management the disclosures in our "Compensation Discussion and Analysis" and any other disclosures regarding executive compensation to be included in our public filings or shareholder reports recommend to the Board whether the Compensation Discussion and Analysis should be included in our proxy statement, Form 10-K, or information statement, as applicable, and prepare the related report required by the rules of the SEC

Human Resources & Workforce Management generally oversee our human resources and workforce management programs

A copy of our Remuneration Committee charter is available free of charge on our website, www.lesakatech.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee consists of Messrs. Pillay, Ball and Hamid and Ms. Singh-Bushell, with Mr. Pillay acting as the Chairperson. The Nominating and Corporate Governance Committee held five meetings during the 2022 fiscal year.

The principal duties and responsibilities of the Nominating and Corporate Governance Committee are as follows:

Corporate Governance

  review our Corporate Governance Guidelines annually and recommend changes, as appropriate, for review and approval by the Board make recommendations regarding proposals submitted by our shareholders establish and monitor procedures by which the Board will conduct, at least annually, evaluations of its performance

Board Composition

  monitor the composition, size and independence of the Board establish criteria for Board and committee membership and recommend to our Board proposed nominees for election to the Board and for membership on each committee of the Board monitor our procedures for the receipt and consideration of director nominations by shareholders and other persons and for the receipt of shareholder communications directed to our Board make recommendations to the Board regarding management succession planning and corporate governance best practices

A copy of our Nominating and Corporate Governance Committee charter is available free of charge on our website, www.lesakatech.com.

Social and Ethics Committee

The Social and Ethics Committee consists of Mses. Gobodo and Singh-Bushell and Mr. K, Pillay, with Ms. Gobodo acting as the Chairperson. The Social and Ethics Committee held two meetings during the 2022 fiscal year.

The Social and Ethics Committee was established to provide oversight of social and ethical matters related to our company and to ensure that we are and remain a committed socially responsible corporate citizen. The committee charter has not been finalized, but once finalized, it will provide the committee's principal duties and responsibilities.

A copy of our Social and Ethics Committee charter will be made available free of charge on our website, www.lesakatech.com once it has been finalized and adopted and all necessary approvals have been obtained.

Capital Allocation Committee

The Capital Allocation Committee consists of Messrs. Ball, Greenstreet, Mazanderani and Nkosi, with Mr. Ball acting as the Chairperson. The Capital Allocation Committee did not formally meet during the 2022 fiscal year, as all relevant actions that would usually be addressed at the Capital Allocation Committee were dealt with by the Board (e.g., consideration of the Connect transactions).

The principal duties and responsibilities of the Capital Allocation Committee are as follows:

Capital Allocation

  review and make recommendations to the Board regarding major investment proposals and capital allocations monitor the execution of approved acquisitions and review the performance of completed acquisitions

Investment Management establish, oversee and periodically review the performance of our investments ensure appropriate independent advice is sought in relation to major investments

A copy of our Capital Allocation Committee charter is available free of charge on our website, www.lesakatech.com.

BOARD LEADERSHIP STRUCTURE AND BOARD OVERSIGHT OF RISK

Board Leadership

Our Board is led by Mr. Pillay, who serves as Chairman. Our Board believes this leadership structure effectively allocates authority, responsibility, and oversight between management and the independent members of our Board. It gives primary responsibility for our operational leadership and strategic direction to our Group Chief Executive Officer, while Mr. Pillay facilitates our Board's independent oversight of management, promotes communication between senior management and our Board about issues such as management development and succession planning, executive compensation, and our performance, engages with shareholders, and leads our Board's consideration of key governance matters.

The Board's Role in Risk Oversight

Managing risk is an ongoing process inherent in all decisions made by management. The Board discusses risk throughout the year, particularly at Board meetings when specific actions are considered for approval. The Board has ultimate responsibility to oversee our enterprise risk management program. This oversight is conducted primarily through various committees of the Board as described below.

The Audit Committee has direct oversight of and actively assists the management team's process in identifying, assessing, prioritizing and developing action plans to mitigate the material business, operational and strategic risks affecting us.

Furthermore, the Audit Committee directly provides oversight of risks relating to the integrity of our consolidated financial statements, internal control over financial reporting and the internal audit function. The Remuneration Committee oversees the management of risks related to our executive compensation program. The Nominating and Corporate Governance Committee oversees the management of risks related to management succession planning.

REMUNERATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our Remuneration Committee has at any time been one of our officers or employees. None of our executive officers serves or in the past has served as a member of the Board or Remuneration Committee of any entity that has one or more of its executive officers serving on our Board or our Remuneration Committee.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

The Nominating and Corporate Governance Committee reviews with the Board the skills and characteristics required of Board members. Our Corporate Governance Guidelines provide that the Nominating and Corporate Governance Committee consider a candidate's independence, as well as the perceived needs of the Board and the candidate's background, skills, business experience and expected contributions. At a minimum, members of the Board must possess the highest professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. They must also have an inquisitive and objective perspective, practical wisdom and mature judgment.

The Nominating and Corporate Governance Committee may also take into account the benefits of diversity in candidates' viewpoints, backgrounds and experiences, as well as the benefits of constructive working relationships among directors. Other than as set forth in our Corporate Governance Guidelines, the Nominating and Corporate Governance Committee does not have a formal policy with respect to diversity.

The Nominating and Corporate Governance Committee also reviews and determines whether existing members of the Board should stand for re-election, taking into consideration matters relating to the number of terms served by individual directors, the ability of an individual director to devote the appropriate level of time and attention to Board duties in light of other positions the individual director holds (including other directorships) and the changing needs of the Board. We do not have a limit on the number of terms an individual may serve as a director on our Board.

The Nominating and Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Nominating and Corporate Governance Committee regularly assesses the appropriate composition, size and independence of the Board, and whether any vacancies are expected due to change in employment or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Nominating and Corporate Governance Committee considers various potential candidates for director. Candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. The Nominating and Corporate Governance Committee will consider shareholder recommendations for candidates for the Board in the same manner it considers nominees from other sources. In evaluating such recommendations, the Nominating and Corporate Governance Committee will use the qualifications standards described above and will seek to achieve a balance of knowledge, experiences and capabilities on the Board.

The below table reflects the board diversity matrix in accordance with Nasdaq Listing Rule 5605(f)(4):

Board Diversity Matrix (as of our record date on September 23, 2022)

Total number of directors:	12

Part I: Gender identity	Female	Male	Non-Binary	Did not disclose gender
Directors	2	10	0	0

Part II: Demographic Background
African American or Black	1	3	0	0
Alaskan Native or Native American	0	0	0	0
Asian	1	3	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	0	3	0	0
Two or More Races or Ethnicities	0	1	0	0
LGBTQ+	0
Did Not Disclosure Background	0

SHAREHOLDER COMMUNICATIONS WITH THE BOARD

Any shareholder who wishes to communicate directly with the Board may do so via mail, facsimile or e-mail, addressed as follows:

Lesaka Technologies, Inc.
Board of Directors
P.O. Box 2424
Parklands, 2121, South Africa

E-mail: phillipe.welthagen@lesakatech.com

Fax: +27 11 880 7080

Shareholders engaging with us are required to include their name and address in any such written or e-mail communication and also indicate whether the sender is a shareholder of our company. The corporate secretary shall transmit any communication to the Board, or individual director(s), as applicable, as soon as practicable upon receipt. Absent safety or security concerns, the corporate secretary shall relay all communications, without any other screening for content.

CORPORATE GOVERNANCE GUIDELINES

The Board has adopted a set of Corporate Governance Guidelines. We will continue to monitor our Corporate Governance Guidelines and adopt changes as necessary to comply with rules adopted by the SEC and Nasdaq, and to conform to best industry practice. This monitoring will include comparing our existing policies and practices to policies and practices suggested by various groups or authorities active in corporate governance and the practices of other public companies. The policy is currently under review to ensure that it appropriately aligns the interests of executive management and non-employee directors with other shareholders A copy of our Corporate Governance Guidelines is available free of charge on our website at www.lesakatech.com.

CODE OF ETHICS

The Board has adopted a written code of ethics, as defined in the regulations of the SEC. We require all of our directors, officers, employees, contractors, consultants and temporary staff, including Messrs. Meyer, Kola, Heilbron, Mali and Smith, and other senior personnel performing similar functions, to adhere to this code in addressing the legal and ethical issues encountered in conducting their work. Our code of ethics requires avoidance of conflicts of interest, compliance with all laws and other legal requirements, conduct of business in an honest and ethical manner, integrity and actions in our best interest. Directors, officers and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the code.

The Sarbanes-Oxley Act of 2002 requires companies to have procedures to receive, retain and treat complaints received regarding accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. We currently have such procedures in place. A copy of our code of ethics is available free of charge on our website at www.lesakatech.com.

SHARE OWNERSHIP GUIDELINES

Effective July 1, 2018, we adopted a share ownership guideline policy for our Chief Executive Officer, other executive officers, and our non-employee directors. Our Chief Executive Officer is expected to own shares in our company that have a value of four times his annual base salary and our other executive officers are expected to own shares that have a value of two times their annual base salary. Our non-employee directors are expected to own shares of our company that have a value equal to $250,000. Shares may be owned directly by the individual, owned jointly with or separately by the individual's spouse, or held in trust for the benefit of the individual, the individual's spouse or children. Unvested time-based equity awards acquired through our stock incentive plan are included in the computation of share ownership.

COMPENSATION OF DIRECTORS

Directors who are also executive officers do not receive separate compensation for their services as directors. During fiscal 2022, our non-employee directors received compensation as described below.

Name	Fiscal 2022 Total Fee Arrangement ($)(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Stock Options ($)	Other ($)(2)	Total ($)
Antony C. Ball	160,000	160,000	-	-	24,000	184,000
Nonku N. Gobodo(3)	154,500	134,348	-	-	20,203	154,551
Ian O. Greenstreet	144,000	144,000	-	-	-	144,000
Javed Hamid	129,000	129,000	-	-	-	129,000
Ali Mazanderani	129,000	129,000	-	-	-	129,000
Monde Nkosi	134,000	134,000	-	-	20,100	154,100
Kuben Pillay	252,500	239,065	-	-	36,088	275,153
Ekta Singh-Bushell	206,000	206,000	-	-	-	206,000

(1) Column represents total fiscal 2022 fees for the full year.

(2) Represents value added taxes which are statutory indirect taxes charged in ZAR on Messrs. Ball, Nkosi and Pillay's and Ms. Gobodo's compensation and reimbursed to them.

(3) Ms. Gobodo joined our Board in August 2021. Fees paid to the director have been pro-rated for the period of service during fiscal 2022.

Directors receive a base fee for membership on the Board. Directors who serve on Board committees and/or serve as Chairperson of Board committees receive additional compensation in recognition of the additional time they are required to spend on committee matters. In fiscal 2020, we performed a benchmarking analysis against the annual compensation of non-employee directors of U.S., UK, and South African comparable companies with a range of market equity capitalizations above, below and comparable to ours. We did not perform a similar analysis in fiscal 2022.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding our compensation plans under which our equity securities are authorized for issuance as of June 30, 2022:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders Stock incentive plan	926,225	$4.14	428,554

EXECUTIVE COMPENSATION

ANALYSIS OF RISK IN OUR COMPENSATION STRUCTURE

As part of its responsibilities to annually review all incentive compensation and equity-based plans, as well as evaluate whether the compensation arrangements of our employees incentivize unnecessary and excessive risk-taking, the Remuneration Committee evaluated the risk profile of our compensation policies and practices for fiscal 2022. In its evaluation, the Remuneration Committee reviewed our employee compensation structures, and noted numerous design elements that manage and mitigate risk without diminishing the incentivizing nature of the compensation, including:

  a balanced mix between cash and equity, and annual and longer-term incentives;

  caps on incentive awards at reasonable levels;

  linear payouts between target levels with respect to annual cash incentive awards;

  discretion on individual awards, particularly in special circumstances; and

  long-term incentives.

The Remuneration Committee also reviewed our compensation programs for certain design features that may have the potential to encourage excessive risk-taking, including: over-weighting towards annual incentives, highly leveraged payout curves, unreasonable thresholds, and steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds. The Remuneration Committee concluded that our compensation programs do not include such elements.

In addition, the Remuneration Committee analyzed our overall enterprise risks and how compensation programs may impact individual behavior in a manner that could exacerbate these enterprise risks. For this purpose, the Remuneration Committee considered our growth and return performance, volatility and leverage. In light of these analyses, the Remuneration Committee concluded that it has a balanced pay and performance program that does not encourage excessive risk-taking that is reasonably likely to have a material adverse effect on us. We believe our compensation programs encourage and reward prudent business judgment and appropriate risk-taking over the long term.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

In this Compensation Discussion and Analysis, we:

  Outline our compensation philosophy and discuss how the Remuneration Committee determines executive pay.
  Describe each element of executive pay, including base salaries, short-term and long-term incentives and executive benefits.

We anticipate that there may be changes to our compensation programs and rewards in fiscal 2023 as we continue to develop and revise our philosophy and goals regarding how best to motivate our executives and drive business value that is ultimately reflected in our underlying enterprise value for both the short- and long-term.

Pay for Performance

The Remuneration Committee considered the absolute and relative alignment of executive compensation when it considered the appropriateness of the level and form of compensation and found executive compensation and our performance to be aligned.

Results of Shareholder Say-on-Pay Votes

We provide our shareholders with the opportunity to cast an annual, nonbinding advisory vote to approve executive compensation (a "say-on-pay proposal"). At our annual meeting of shareholders held on November 17, 2021, approximately 58% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the proposal. The Remuneration Committee will continue to consider the outcome of say-on-pay votes when making future compensation decisions for our named executive officers.

Highlighted Compensation Policies and Practices

Our executive compensation and corporate governance policies are structured to closely link executive compensation to our performance and increase long-term shareholder value.

To achieve our objectives, we have incorporated the following policies and practices:

WHAT WE DO:	WHAT WE DON'T DO:
Utilize performance-based programs, including annual and long-term incentives to link executive compensation to our performance and increase long-term shareholder value	Offer change-in-control severance gross-up payments
Structure total direct compensation for our named executive officers such that a significant portion is at risk	Offer routine or excessive perquisites for our named executive officers
Utilize mostly objective performance metrics in incentive plans that drive shareholder value creation	Backdate or reprice stock options
Adopt a clawback policy, as of February 2017, that applies to our incentive programs	Utilize excessive incentive payments; incentive payments are capped to discourage inappropriate risk taking
Issue time-based awards to retain key employees
Conduct annual say-on-pay advisory votes
Follow stock ownership guidelines for certain of our executive officers
Award severance at the discretion of the Remuneration Committee given that there are no formal severance arrangements

Our named executive officers for fiscal 2022 are set forth in the following table:

Name of Executive Officer	Title
Chris G.B. Meyer)	Group Chief Executive Officer and Director
Naeem E. Kola(1)	Group Chief Financial Officer, Treasurer, Secretary and Director
Steven J. Heilbron(2)	Chief Executive Officer: Connect Group Director
Lincoln C. Mali	Chief Executive Officer: Southern Africa and Director
Alex M.R. Smith(1)	Chief Accounting Officer

(1) Mr. Kola was appointed Group Chief Financial Officer, Treasurer, Secretary and Director effective March 1, 2022, and Mr. Smith was our Chief Financial Officer, Treasurer, Secretary up until this date.

(2) Mr. Heilbron joined us in April 2022 as our Chief Executive Officer: Connect Group following our acquisition of Connect.

Fiscal 2022 Compensation Summary

Base Salary. There were no base salary adjustments in fiscal 2022.

Performance-Based Annual Cash Incentive. Messrs. Meyer, Kola, and Mali received payments of $468,000, $90,000 and $276,316, respectively, under the quantitative component of our cash incentive award plan, and representing 86%, 83% and 83% of the maximum expected performance range for the quantitative component of the award. Messrs. Meyer, Kola, and Mali received payments of $312,000, $60,000 and $184,211, respectively, under the quantitative component of our cash incentive award plan, and representing 86%, 83% and 83% of the maximum expected performance range for the qualitative component of the award.

Bonus. Mr. Smith received bonuses in an aggregate amount of $179,139.

Long-Term Equity Based Incentives. In July 2021, we made an award of 58,652 shares of restricted stock to Mr. Meyer with vesting based on our achievement of our share price increasing by 20% per annum during the measurement period from June 30, 2022 to June 30, 2024, and an award of 58,652 shares of restricted stock to Mr. Meyer based on us achieving our three year financial services plan during the specific measurement period from June 30, 2021 to June 30, 2024. In July 2021, we also awarded Mr. Meyer 117,304 shares of restricted stock which vest on June 30, 2022, subject to Mr. Meyer's ongoing employment with us. On March 1, 2022, we awarded 189,394 and 18,465 shares of restricted stock to Messrs. Kola and Smith, respectively. Vesting of these shares of restricted stock are subject to Messrs. Kola and Smith's continued employment with us through March 1, 2025.

Matching Share Awards. We agreed that we would match, with shares of our common stock, an agreed value of shares purchased in the market by Messrs. Meyer and Mali. We also agreed to provide certain of these executives with top awards to compensate for the after-tax difference between (a) the number of shares purchased at the 30-day volume-weighted average price ("VWAP") in their respective first months of employment and (b) the number of shares purchased at the actual share price paid. The executives acquired shares during November and December 2021, and we granted Messrs. Meyer and Mali 236,402 and 89,756 matching awards and 54,552 and 17,095 top up awards, respectively.

COMPENSATION PROGRAM OVERVIEW FOR FISCAL 2022

The goal of our executive compensation program is the same as our goal for operating our company-to create long-term value for our shareholders. To achieve this goal, we seek to reward our named executive officers for sustained financial and operating performance and leadership excellence, to align their interests with those of our shareholders and to encourage them to remain with us for long and rewarding careers.

Each element of our executive compensation program is designed to fulfill one or more of our performance, alignment and retention objectives. These elements consist of salary, bonus and both equity and non-equity incentive compensation. Each named executive officer receives one or more, but not necessarily all, of these elements.

Compensation Components

In determining the type and amount of compensation for each executive officer, we focus on both current pay and the opportunity for future compensation and seek to combine compensation elements so as to optimize his or her contribution to us.

Pay Mix

We consider the mix of our compensation components from year to year based on our overall performance, an executive's individual contributions, and compensation practices of other U.S.-based and South Africa-based public companies, including companies in our "peer group" described below. We do not have an exact formula for allocating between cash and non-cash compensation. We do, nonetheless, provide for a balanced mix of compensation components that are designed to encourage and reward behavior that promotes shareholder value in both the short- and long-term.

Our executive compensation program is designed to attract, motivate and retain key executive talent and promote strong, sustainable long-term performance. The three components of total direct compensation delivered in our program are 1) base salary; 2) performance-based cash annual incentive and/or annual bonus; and 3) performance-based long-term equity-based incentives. We place an emphasis on variable performance-based pay. Each component promotes value creation and aligns our management team's compensation with our long-term strategic objectives.

Fixed/ Variable	Component	Form	Key Characteristics
Fixed	Base Salary	Cash	Base Salary increases are determined based on market considerations and do not necessarily occur each year
Variable Compensation	Bonus	Cash	Bonus is discretionary and dependent upon individual performance
	Performance-Based Cash Annual Incentive	Cash	Awards are based on qualitative and quantitative factors
	Performance-Based Long-Term Equity-Based Incentives	Equity	Equity grants are subject to continued service and/or defined performance indicators
	Other benefits	Cash	Benefits based on territory-specific employment benefits available to peer company executives in similar position, as negotiated

Pay Mix for Named Executive Officers

The chart below illustrates the mix of the elements of the fiscal 2022 compensation program we established for our named executive officers using the maximum expected performance range for the cash incentive component, where "Other" represents amounts paid to Mr. Kola for medical benefits. Mr. Heilbron joined us following the acquisition of Connect and therefore he was not included in our established compensation program for fiscal 2022 and is excluded from the chart below. Equity awards exclude (i) the matching shares of restricted stock awarded to Messrs. Meyer and Mali, and (ii) shares of restricted stock awarded to Mr. Smith upon commencing his new role as Chief Accounting Officer because these awards do not form part of the executives annual compensation program. The bonuses granted to Mr. Smith during fiscal 2022 has also been excluded from the elements below and his "Salary" represents his annual base salary as Chief Accounting Officer.

Compensation Objectives

Performance. We seek to motivate our named executive officers through a combination of cash bonuses, incentive payments and grants of restricted stock that vest based on the achievement of predefined levels of financial and operating goals and increases in our share price and/or satisfaction of other financial and strategic performance goals. Base salary, bonus and non-equity incentive compensation are designed to reward annual achievements and be commensurate with each executive officer's scope of responsibility, demonstrated ingenuity, dedication, leadership and management effectiveness.

Alignment. We seek to align the interests of our named executive officers with our shareholders by evaluating them on the basis of financial and non-financial measurements that we believe ultimately drive long-term shareholder value. The elements of our compensation package that we believe align these interests most closely are a combination of annual quantitative and qualitative cash compensation awards and restricted stock awards which vest over time and become vested upon the satisfaction of specified performance goals.

Retention. Retention is a key objective of our executive compensation program. We attempt to retain our named executive officers by seeking to provide a competitive pay package and using continued service as a condition to receipt of full compensation. The time-based vesting terms of equity awards have the effect of tying this element of compensation to continued service with us.

Implementing our Objectives

Organization of the Remuneration Committee

The Remuneration Committee typically holds four regularly scheduled meetings each year, with additional meetings scheduled when required. There are currently three directors on the committee. Each member of the committee is required to be:

  An independent director under independence standards established by the Nasdaq.

  A non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, as amended.

Process and General Industry Benchmarking

The Remuneration Committee periodically analyzes compensation data of companies that it selects as a peer group to better understand how our pay package compares with those companies. The peer group selected by the Remuneration Committee would comprise a broad spectrum of companies, which range significantly in size from a revenue, profitability and enterprise value perspective. The peer group would consist of payment processing companies generally considered comparable to us in terms of their businesses (such as being a payment systems provider) as well as other companies within other parts of the information technology sector and those operating in or providing services in emerging markets. In the early part of each fiscal year, the Remuneration Committee establishes base salaries and sets the short-term cash incentive award plan remuneration targets and payment criteria. Following the end of each fiscal year, the Remuneration Committee determines the annual incentive cash payments and bonuses, if any, to be made to each executive officer based on their and our performance during the fiscal year.

The Remuneration Committee's process for determining compensation includes an analysis of all elements of compensation. The Remuneration Committee compares these compensation components separately and in total to compensation at the peer group companies, taking into account, among other things, our relative market capitalization against the members of the peer group. The compensation of other named executive officers is generally determined based on specific performance criteria established by our Group Chief Executive Officer and approved by the Remuneration Committee.

Employment and Other Agreements

We have entered into employment agreements and restrictive covenant agreements with each of Messrs. Meyer, Kola and Smith in connection with their roles as our Group Chief Executive Officer, Group Chief Financial Officer and Chief Accounting Officer, respectively. In addition, each of Messrs. Meyer, Kola, Mali and Smith and our wholly owned subsidiary, Lesaka Technologies Proprietary Limited, entered into contracts of employment ("SA Employment Contract") and restrictive covenant agreements, which became effective on July 1, 2021, March 1, 2022, May 1, 2021, and March 1, 2022, respectively. Mr. Heilbron and our wholly owned subsidiary, Cash Connect Management Solutions Proprietary Limited, entered into an employment agreement, which became effective on July 1, 2013. Each of these executive officers is entitled to receive an annual base salary and an annual bonus/cash incentive award (as discussed above). The employment agreements provide that each of Messrs. Meyer, Kola, Mali and Smith's employment is at-will and all our current named officer's SA Employment Contracts provide that either party may terminate the agreement with three months' notice.

Except with respect to Mr. Heilbron, our named executive officers' restrictive covenant agreements provide that upon the termination of their services with us, each is restricted, for a period of 24 months, from soliciting business from certain customers, working for or holding interests in our competitors or participating in a competitive activity within the territories where we do business. Messrs. Meyer and Kola are restricted for a period of 12 months with respect to working for or holding interests in our competitors or participating in a competitive activity within the territories where we do business. Mr. Heilbron has signed a restraint of trade agreement and, under this agreement, he may not, either directly or indirectly, be associated or concerned with or interested or engaged in any Restricted Business (as defined in the agreement) or entity carrying on any Restricted Business, in South Africa, Botswana, Namibia and Zambia during the three years ended April 14, 2025. He is also prohibited from communicating with or furnishing any information or advice to any Business Employee (as defined in the agreement) or to any prospective employer of such Business Employee for the direct or indirect purpose of inducing or causing a Business Employee to leave the employ of the Protected Companies (as defined in the agreement) and/or becoming employed by or in any way directly or indirectly interested in or associated with any other business, including any Restricted Business.

Equity Grant Practices

We believe that our long-term performance is achieved through a culture that encourages long-term performance by our executive officers through the use of stock and stock-based awards. Accordingly, awards of restricted stock are a fundamental element in our executive compensation program because they emphasize long-term performance, and help align the interests of our shareholders and employees.

We have granted equity awards through our stock incentive plan which was adopted by our Board and approved by our shareholders. In determining the size of an equity award to an executive officer, the Remuneration Committee considers the executive's previous compensation arrangements (i.e. for Messrs. Meyer and Mali) (refer also to "-Equity grants" below); the current cash total compensation package (which includes salary; potential bonus and cash incentive award plan compensation); any previously received equity awards; the value of the grant at the time of the award; and the number of shares available for grants pursuant to our stock incentive plan. When awarding equity compensation, management and the Remuneration Committee seek to weigh the cost of these grants with their potential benefits as a compensation tool.

ELEMENTS OF 2022 COMPENSATION

Base Salaries

Our executive compensation programs emphasize performance-based pay. This includes annual bonuses and equity-based long-term incentive awards. However, base salaries remain a necessary and typical part of compensation for attracting and retaining outstanding employees at all levels.

Factors Considered in Determining Base Salaries

☐ Individual contributions and performance	☐ Internal equity

☐ Retention needs	☐ Experience

☐ Complexity of roles and responsibilities	☐ Succession planning

Adjustments to Base Salary

None of our named executive officers received base salary adjustments during fiscal 2022.

Base Salary Determined Under Employment Agreements

Mr. Kola's base salary was based on his employment agreement that became effective March 1, 2022, and Mr. Smith's base salary was adjusted downward from April 1, 2022, following his transition to a new role as Chief Accounting Officer.

Performance-Based Pay

Messrs. Meyer, Kola and Mali

For fiscal 2022, the Remuneration Committee established a cash incentive award plan for Messrs. Meyer and Mali pursuant to which each of them would be eligible to earn a cash incentive award based on a number of quantitative factors that directly impacted our fiscal 2022 financial performance and his individual contribution toward the achievement of certain objectives.

Mr. Kola joined us on March 1, 2022, and in September 2022, the Remuneration Committee determined to measure his performance for the four months ended June 30, 2022, under a cash incentive award for fiscal 2022 using criteria similar to the plan established for Messrs. Meyer and Mali.

Mr. Meyer

The cash incentive award plan provided for an expected performance range cash incentive award of between 70% and 140% of Mr. Meyer's annual base salary of $650,000 for fiscal 2022. Under the plan, 60% was based on quantitative factors and 40% was based on qualitative factors. The award could increase to a maximum of 140% of Mr. Meyer's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Kola

The cash incentive award plan provided for an expected performance range cash incentive award of between 60% and 120% of Mr. Kola's annual base salary of $450,000 for fiscal 2022, with any award pro-rated based on period of service in fiscal 2022. Under the plan, 60% was based on quantitative factors and 40% was based on qualitative factors. The award could increase to a maximum of 120% of Mr. Kola's base salary based on the assessment of performance against both quantitative and qualitative targets.

Mr. Mali

The cash incentive award plan provided for an expected performance range cash incentive award of between 60% and 120% of Mr. Mali's annual base salary of ZAR 7,000,000 for fiscal 2022. Under the plan, 60% was based on quantitative factors and 40% was based on qualitative factors. The award could increase to a maximum of 120% of Mr. Mali's base salary, based on the assessment of performance against both quantitative and qualitative targets.

Quantitative Portion of the Cash Incentive Award Plan

Mr. Meyer was eligible to receive an amount equal to up to 42% to 84% of his annual base salary, and each of Messrs. Kola and Mali were eligible to receive an amount equal to 36% to 72% of their individual annual base salary if specified quantitative targets are achieved. Messrs. Meyer and Kola's specified quantitative targets (and agreed weighting as a percent of total quantitative award) were (i) achieving break even in our company's Financial Services business by June 2022 (33.33%), (ii) realizing the company's revised fiscal 2022 budget (33.33%), and (iii) implementing an optimized capital structure (33.33%). Mr. Mali's quantitative target is to achieve break even in our company's Financial Services business by June 2022.

The Remuneration Committee could award between 0% and 84% of Mr. Meyer's annual base salary, and between 0% and 72% of Messrs. Kola and Mali's annual base salary, based on its assessment of each executive's achievement against these quantitative targets

Qualitative Portion of the Cash Incentive Award Plan

Mr. Meyer was eligible to receive an amount equal to 56% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include, with agreed weighting as a percent of total qualitative award:

  Define organization structure and fill executive committee vacancies and enhancements to the finance function (25%);
  Complete corporate rebranding strategy and investor relations repositioning (25%); and
  Complete and successfully integrate the Connect Group acquisition (50%).

Mr. Kola was eligible to receive an amount equal to 48% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include, with agreed weighting as a percent of total qualitative award:

  Complete successful hand-over into chief financial officer role (17%);
  Assist with the successful integration of Connect Group and complete all regulatory filings (34%);
  Lead and develop fiscal 2023 strategy and budget process (17%);
  Continued optimization of our capital structure (16%); and
  Develop a roadmap for the finance function across the group (16%)

Mr. Mali was eligible to receive an amount equal to 48% of his annual base salary based on his contribution towards enhancing shareholder value through performance criteria which include, with agreed weighting as a percent of total qualitative award:

  Complete restructuring of our company's South African operations by June 30, 2022 (50%); and
  Successful integration of the Connect Group acquisition (50%).

The Remuneration Committee could award between 0% and 56% of Mr. Meyer's annual base salary, between 0% and 48% of Messrs. Kola and Mali's annual base salary, based on its assessment of each executive's progress against these qualitative targets.

Potential and Actual Payments

The table below presents our potential and actual payments to Messrs. Meyer, Kola and Mali related to the quantitative and qualitative portions of our cash incentive award plan for fiscal 2022:

2022 Quantitative and Qualitative portions of cash incentive award plan(1)
	Chris G.B. Meyer - Group Chief Executive Officer				Naeem E. Kola - Group Chief Financial Officer(2)				Lincoln C. Mali - Chief Executive Officer: Southern Africa(3)
	Potential Payment		Actual Payment		Potential Payment		Actual Payment		Potential Payment		Actual Payment
	(%)	($)	(%)	($)	(%)	($)	(%)	($)	(%)	($)	(%)	($)

Threshold	0	0	0	0	0	0	0	0	0	0	0	0

Expected performance range
Quantitative			72	468,000			60	90,000			60	276,316
From	42	273,000			36	54,000			36	165,790
To	84	546,000			72	108,000			72	331,579

Qualitative			48	312,000			40	60,000			40	184,211
From	28	182,000			24	36,000			24	110,526
To	56	364,000			48	72,000			48	221,053

Total paid				780,000				150,000				460,527

(1) All percentages are derived from base salary.

(2) Amounts for Mr. Kola presented pro rata as he only served from March 1, 2022 to June 30, 2022.

(3) Amounts translated to USD from ZAR at the average rate of exchange for fiscal 2022.

In September 2022, the Remuneration Committee met and determined each element of our financial performance described above and each executive's contribution toward the qualitative objectives. All of the quantitative targets set were achieved or exceeded, except for the implementation of an optimal capital structure, which was mainly achieved. Accordingly, the Remuneration Committee determined to award $468,000, $90,000, and ZAR 4,200,000 (or $276,316), respectively, to Messrs. Meyer, Kola and Mali in respect of the quantitative component of the fiscal 2022 cash incentive award plan.

In September 2022, the Remuneration Committee considered whether to make payments in respect of the qualitative portion of the cash incentive award plan. The Remuneration Committee determined to award Messrs. Meyer, Kola and Mali, $312,000; $60,000; and ZAR 2,800,000 (or $184,211), respectively, of the qualitative portion of the cash incentive award.

In reaching its conclusion regarding Mr. Meyer, the Remuneration Committee determined that Mr. Meyer had achieved his individual qualitative targets in full and the Remuneration Committee determined had overachieved on his qualitative targets and awarded him the maximum award available.

In reaching its conclusions regarding Messrs. Kola and Mali, the Remuneration Committee consulted with Mr. Meyer, regarding each executive's achievement of their respective qualitative targets. Mr. Meyer concluded that each of the executives had demonstrated their full achievement of their individual qualitative targets, and further determined that Messrs. Kola and Mali had each overall overachieved on their respective qualitative portion.

Pay Mix for Chief Executive Officer

The chart below illustrates the mix of the elements of the fiscal 2022 compensation program we established for Mr. Meyer who was eligible for incentive compensation, using target levels for the cash incentive component and the awards granted to him upon joining our company.

Equity grants

Time-based Equity Incentive Awards

On July 1, 2021, pursuant to his appointment and upon the recommendation of the Remuneration Committee, we awarded 117,304 shares of restricted stock to Mr. Meyer. Vesting of these shares of restricted stock is subject to Mr. Meyer's continued employment with us through June 30, 2024. On March 1, 2022, pursuant to their appointment as Group Chief Financial Officer and Chief Accounting Officers, respectively, and upon the recommendation of the Remuneration Committee, we awarded 189,394 and 18,465 shares of restricted stock to Messrs. Kola and Smith. Vesting of these shares of restricted stock are subject to Messrs. Kola and Smith's continued employment with us through March 1, 2025.

Upon joining our company, each of Messrs. Meyer and Mali, were entitled to receive an award of shares of restricted stock which were subject to them purchasing an agreed value of shares ("matching awards") in the market during a prescribed period of time. However, these executives were unable to purchase shares in the market during that period due to an insider-trading restriction placed on them pursuant to our insider trading policy. On November 15, 2021, we amended the terms of these awards in order to put the executives into an economically equivalent position, as follows:

(i) assume that the executives would have purchased their agreed allocation within their first 30 days post commencement of employment had they not been embargoed;

(ii) require the executives to fulfill their agreed allocations within a short period following release of our Quarterly Report on Form 10-Q for the three months ended September 30, 2021;

(iii) to the extent that the price per share actually paid is greater than the 30-day VWAP in their respective first months of employment, award the executives a top-up ("top up awards") which amounts to the after-tax difference between (a) number of shares purchased at the 30-day VWAP in their respective first months of employment and (b) number of shares purchased at the actual share price paid. The top-up will be settled as follows: (a) 55% in shares of our common stock and (b) 45%, at the election of the executive, as either shares of our common stock or cash. The top up awards were not subject to any vesting conditions and vested immediately; and

(iv) adjust the initial matching awards to the aggregate number of shares acquired in terms of (ii) and (iii). The matching awards vest ratably over a period of three years commencing on the first anniversary of the grant of the matching awards.

In May 2022, we further amended the terms of these awards to change the vesting dates from when the shares were acquired in November and December 2021 to the anniversary of the executive's date of joining us. The shares continue to vest ratably over three years on the applicable vesting date.

The executives acquired shares during November and December 2021, and we granted Messrs. Meyer and Mali 236,402 and 89,756 matching awards and 54,552 and 17,095 top up awards, respectively.

No time-based equity incentive awards were made to Mr. Heilbron during fiscal 2022.

Performance-based Equity Incentive Awards

On July 1, 2021, our Board, upon the recommendation of the Remuneration Committee, awarded 58,652 shares of restricted stock to Mr. Meyer, and vesting of these awards is subject to us achieving our three-year financial services plan during the specific measurement period from June 30, 2021 to June 30, 2024, and Mr. Meyer's continued employment with us through June 30, 2024.

On July 1, 2021, our Board, upon the recommendation of the Remuneration Committee, also awarded 58,652 shares of restricted stock to Mr. Meyer. In order for any of the shares to vest, the following conditions must be satisfied: (1) the price of our common stock is equal to or exceeds certain stock price levels during specific measurement periods from June 30, 2022 to June 30, 2024, and (2) the recipient is employed by us on a full-time basis when the condition in (1) is met. If either one of these conditions is not satisfied, then none of the shares of restricted stock will vest and they will be forfeited.

The performance-based awards vest based on the achievement of the following targeted stock price levels during the measurement period, of:

  Period ended June 30, 2022, if our stock price as of June 30, 2022, is $5.65 or higher: 33% vest;
  Period ended June 30, 2023, if our stock price as of June 30, 2023, is $6.78 or higher: 67% vest;
  Period ended June 30, 2024, if our stock price as of June 30, 2024, is $8.14 or higher: 100% vest.

Any shares that do not vest in accordance with the above-described conditions will be forfeited.

OTHER CONSIDERATIONS

The Remuneration Committee's Advisors

We did not use any independent compensation advisors during fiscal 2022.

Clawback Policy

The Remuneration Committee adopted a clawback policy in February 2017 which applies to named executive officers who receive "incentive compensation". For purposes of the Clawback Policy "incentive compensation" means any cash compensation or the portion of an award of cash compensation that is granted, earned or vested based wholly upon the attainment of a performance measure that is determined and presented in accordance with the accounting principles used in preparing our financial statements or derived wholly or in part from such measure and share price or total shareholder return. The policy requires the forfeiture, recovery or reimbursement of the incentive compensation earned within the two-year period preceding the date on which we are required to prepare an accounting restatement under the applicable plans as:

  required by applicable law; or
  due to material noncompliance with any financial reporting requirement under U.S. securities laws that is caused by any current or former named executive officer's fraud or intentional misconduct that caused or substantially caused the need for such restatement.

Anti-Hedging Policy

We maintain an anti-hedging policy, which prohibits employees and directors from trading in puts, calls, options or other future rights to purchase or sell shares of our common stock. Officers and directors are also prohibited from pledging their shares. An exception to this prohibition may be granted where a person wishes to pledge shares as collateral for a loan (not including margin debt) and clearly demonstrates the financial capacity to repay the loan without resort to the pledged securities. Any person wishing to enter into such an arrangement must first receive pre-approval for the proposed transaction from our Group Compliance Officer.

REMUNERATION COMMITTEE REPORT

For the Year Ended June 30, 2022

The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that Lesaka Technologies, Inc. specifically incorporates it by reference into a document filed under the Exchange Act.

The Remuneration Committee, which consists of three independent directors, has reviewed and discussed the "Compensation Discussion and Analysis" section of this proxy statement with Mr. Meyer. Based on this review and discussion, the Remuneration Committee recommended to our Board that the "Compensation Discussion and Analysis" section be included in our Annual Report on Form 10-K and this proxy statement.

Remuneration Committee Antony C. Ball, Chairman Monde Nkosi Kuben Pillay

EXECUTIVE COMPENSATION TABLES

The following narrative, tables and footnotes describe the "total compensation" earned during fiscal years 2022, 2021 and 2020, as applicable, by our named executive officers. The total compensation presented below in the Summary Compensation Table does not reflect the actual compensation received by our named executive officers or the target compensation of our named executive officers in fiscal 2022. The actual value realized by our named executive officers in fiscal 2022 from long-term equity incentives (options and restricted stock) is presented on page 35 under Option Exercises and Stock Vested.

Target annual incentive awards for fiscal 2022 are presented in the Grants of Plan-Based Awards table on page 33.

SUMMARY COMPENSATION TABLE(1)

The following table sets forth the compensation earned by our named executive officers for services rendered during fiscal years 2022, 2021 and 2020.

Name and Principal Position	Year	Salary (2) ($)	Bonus (3) ($)	Stock Awards (4) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (3) ($)	All Other Compensation ($)	Total ($)
Chris G.B. Meyer, Group Chief Executive Officer and Director	2022	650,000	-	2,548,441	-	780,000	-	3,978,441
	2021	-	-	-	-	-	-	0
	2020	-	-	-	-	-	-	0

Naeem E. Kola, Group Chief Financial Officer, Treasurer, Secretary and Director	2022	150,000	-	1,000,000	-	150,000	1,839(5)	1,301,839
	2021	-	-	-	-	-	-	0
	2020	-	-	-	-	-	-	0

Steven J. Heilbron, Chief Executive Officer: Connect Group and Director	2022	57,552	-	-	-	-	-	57,552
	2021	-	-	-	-	-	-	0
	2020	-	-	-	-	-	-	0

Lincoln C. Mali, Chief Executive Officer: Southern Africa and Director	2022	460,502	-	572,337	-	460,527	0	1,493,366
	2021	83,398	-	663,785	-	-	-	747,183
	2020	-	-	-	-	-	-	0

Alex M.R. Smith, Chief Accounting officer(6)	2022	364,240	179,139	97,495	-	-	-	640,874
	2021	395,650	-	265,200	-	-	-	660,850
	2020	357,050	-	405,000	-	211,296	-	973,346

______________________________

(1) Includes only those columns relating to compensation awarded to, earned by, or paid to the named executive officers in any of fiscal 2022, 2021 or 2020. All other columns have been omitted.

(2) The applicable amount for Messrs. Meyer and Smith was denominated in USD and paid in ZAR at the exchange rate in effect at the time of payment. Mr. Kola's salary is denominated and paid in USD. Mr. Heilbron's salary is from April 14, 2022, and was denominated and paid in ZAR and has been converted into USD at the average exchange rate for the applicable period. Mr. Mali's salary was denominated and paid in ZAR, and has been converted into USD at the average exchange rate for that period.

(3) Bonus and non-equity incentive plan compensation represent amounts earned by Messrs. Meyer, Kola, Smith and Mali for the fiscal years ended June 30, 2020, 2021 and 2022. The amounts for Messrs. Meyer and Kola were denominated in USD, and the amount for Mr. Mali was denominated and paid in ZAR and converted into USD at the average exchange rate for the year in which the amount was earned. The amount of the bonus paid to Mr. Smith in fiscal 2022 includes the sum of $50,000 and $129,139 (which was denominated and paid in ZAR and has been converted into USD at the exchange rate on April 14, 2022, the date the bonus was earned).

(4) Represents FASB ASC Topic 718 grant date fair value of restricted stock and stock options granted under our stock incentive plan. See note 17 to the consolidated financial statements included in our Annual Report on Form 10-K for the year ended June 30, 2022, for the relevant assumptions used in calculating grant date fair value under FASB ASC Topic 718 and for detail regarding any conditions attached to the awards.

(5) Represents payments made by us for Mr. Kola's healthcare plan contributions, which are paid in ZAR converted into USD at the applicable monthly average exchange rates for the periods when paid.

(6) Fiscal 2022 includes amounts paid to Mr. Smith in his capacity as Chief Financial Officer, Treasurer, Secretary and Director to February 28, 2022, and as Chief Accounting Officer from March 1, 2022. Fiscal 2021 and 2020 includes amounts paid to Mr. Smith in his capacity as Chief Financial Officer, Treasurer, Secretary and Director.

PAY RATIO DISCLOSURE

Mr. Meyer, who served as our Group Chief Executive Officer during fiscal 2022, had total compensation for fiscal year 2022 of $3,978,441, as reflected in the Summary Compensation Table above. We have selected June 30, 2022, as the date to identify our median employee. As of June 30, 2022, we had 2,657 employees and we have used these 2,657 employees as our pay ratio disclosure population. Almost all of our employees included in this population are based in jurisdictions outside of the United States and the vast majority, approximately 99%, of these employees, are employed in South Africa and contribute to our consumer and merchant businesses.

We have used the annualized functional currency base salary of our employees included in our pay ratio disclosure population as of June 30, 2022, and calculated the United States dollar equivalent of these salaries by converting the functional currency amounts to United States dollars using exchange rates as of June 30, 2022. We have sorted this list from lowest to highest and we estimate that our median employee had a United States dollar equivalent salary of $5,525 as of June 30, 2022. Mr. Meyer's fiscal year 2022 base salary was approximately 118 times that of our median employee.

The pay ratio identified above is a reasonable estimate calculated in a manner consistent with SEC rules. Pay ratios that are reported by our peers may not be directly comparable to ours because of differences in the composition of each company's workforce, as well as the assumptions and methodologies used in calculating the pay ratio, as permitted by SEC rules.

ACTUAL 2022 COMPENSATION MIX

The chart below illustrates the mix of the actual elements of the compensation program paid in fiscal 2022 for our named executive officers:

GRANTS OF PLAN-BASED AWARDS(1)

The following table provides information concerning non-equity and equity incentive plan awards granted during fiscal 2022 to each of our named executive officers.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Date of Committee Action	Type of Award	Threshold ($)	Target ($)(5)	Maximum ($)	(#)	($)

	-	11/15/21	AC	-	70% - 140%	910,000
	07/01/21	07/01/21	RS				117,304	552,502
	07/01/21	07/01/21	RS				58,652	276,251
	07/01/21	07/01/21	RS				58,652	133,727
	(3)	11/15/22	RS				236,402	1,286,366
Chris G.B. Meyer	(3)	11/15/22	RS				54,552	299,595

	NA	NA	AC		60% - 120%	180,000
Naeem E. Kola	03/01/22	03/01/22	RS				189,394	1,000,000

	-	11/15/21	AC	-	60% - 120%	552,632	89,756	480,195
Lincoln Mali	(4)	11/15/22	RS				17,095	92,142

Alex M.R. Smith	03/01/22	03/01/22	RS				18,465	97,495

___________________

(1) AC (annual cash incentive award); RS (restricted stock). Includes only those columns relating to grants awarded to the named executive officers in fiscal 2022. All other columns have been omitted.

(2) On November 15, 2021, the Remuneration Committee approved a fiscal 2022 cash incentive award plan for Messrs. Meyer and Mali. The plan and the actual payments made thereunder are described in detail under "-Compensation Discussion and Analysis-Elements of 2022 Compensation-Performance-Based Pay-Messrs. Meyer, Kola and Mali-Potential and Actual Payments". There was no threshold for the qualitative portion of the award plan. Mr. Mali's amounts translated from ZAR to USD using the average rate of exchange for the year ended June 30, 2022.

(3) Represents a grant of restricted stock approved by the Remuneration Committee in accordance with Mr. Meyer employment agreements. We agreed to match the executive's purchase of shares of our common stock up to an amount of $1.0 million. The purchases were made during a period commencing November 11, 2021 and ending December 20, 2021 and the matching shares were granted on the date the shares were purchased.

(4) Represents a grant of restricted stock approved by the Remuneration Committee in accordance with Mr. Mali's employment agreements. We agreed to match the executive's purchase of shares of our common stock up to an amount of ZAR 6.25 million. The purchases were made during a period commencing December 3, 2021 and ending December 13, 2021 and the matching shares were granted on the date the shares were purchased.

(5) Target represents the expected performance range (refer to "-Compensation Discussion and Analysis-Elements of 2022 Compensation-Performance-Based Pay".

OUTSTANDING EQUITY AWARDS AT 2022 FISCAL YEAR-END

The following table shows all outstanding equity awards held by our named executive officers at the end of fiscal 2022. The market value of unvested shares reflected in this table is calculated by multiplying the number of unvested shares by the per share closing price of $5.14 of our common stock on June 30, 2022, the last trading day of the fiscal year.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
					117,304(1)	606,462
					58,652(2)	303,231
					58,652(3)	303,231
Chris G.B. Meyer					236,402(4)	1,222,198

Naeem E. Kola					189,394(5)	979,167

					51,360(6)	265,531
					73,734(7)	381,205
Lincoln C. Mali					59,837(8)	309,357

	30,000	-	$6.20	09/07/2028	20,000(9)	103,400
					80,000(10)	413,600
					85,000(7)	439,450
Alex M.R. Smith					18,465(5)	95,464

__________________

(1) These shares of restricted stock were awarded in July 2021, and will vest in full on June 30, 2024, subject to the continued employment of the recipient on a full-time basis on the vesting date.

(2) These shares of restricted stock were awarded in July 2021 and will vest in full subject to the following conditions: (1) our company achieving our three year financial services plan during the specific measurement period from June 30, 2021 to June 30, 2024, and (2) the recipient is employed by us on a full-time basis on June 30, 2024, when the condition in (1) is met.

(3) These shares of restricted stock were awarded in July 2021 and will vest in full subject to the satisfaction of the following conditions: (1) the price of our common stock is equal to or exceeds certain stock price levels during specific measurement periods from June 30, 2021 to June 30, 2024, and (2) the recipient is employed by us on a full-time basis when the condition in (1) is met.

(4) These shares of restricted stock were awarded in November and December 2021, and one third of these shares are scheduled to vest on each of July 1, 2022, 2023 and 2024, with vesting conditioned upon continuous service through the applicable vesting date.

(5) These shares of restricted stock were awarded in March 2022, and one third of these shares are scheduled to vest on each of March 1, 2023, 2024 and 2025, with vesting conditioned upon continuous service through the applicable vesting date.

(6) These shares of restricted stock were awarded in May 2021, and one half of these shares are scheduled to vest on each of May 1, 2023 and 2024, with vesting conditioned upon continuous service through the applicable vesting date.

(7) These shares of restricted stock were awarded in May 2021 and will vest in full subject to the satisfaction of the following conditions: (1) the price of our common stock is equal to or exceeds certain stock price levels during specific measurement periods from June 30, 2021 to June 30, 2024, and (2) the recipient is employed by us on a full-time basis when the condition in (1) is met.

(8) These shares of restricted stock were awarded in December 2021, and one half of these shares are scheduled to vest on each of May 1, 2023 and 2024, with vesting conditioned upon continuous service through the applicable vesting date.

(9) These shares of restricted stock were awarded in February 2020, and will vest in full on June 30, 2023, subject to the continued employment of the recipient on a full-time basis on the vesting date.

(10) These shares of restricted stock were awarded in February 2020 and will vest in full on June 30, 2023, subject to the satisfaction of the following conditions: (1) achievement of an agreed return on average net equity per year during a measurement period commencing from July 1, 2021 through June 30, 2023 and (2) the recipient is employed by us on a full-time basis when the condition in (1) is met.

OPTION EXERCISES AND STOCK VESTED

There were no stock options exercised by our named executive officers. The following table shows all stock awards that vested during fiscal 2022:

	Stock Awards
Name	Number of shares acquired on vesting (#)	Value Realized on Vesting ($)(1)

Chris G. B. Meyer	54,552	299,595
	17,095	92,142
Lincoln C. Mali	55,599	275,215

(1) The value realized on vesting is calculated as the closing price of our common stock on the vesting date multiplied by the number of common shares of restricted stock that vested.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

Under the terms of their employment agreements, our named executives are entitled to three months written notice before any termination would take effect. In addition, none of our outstanding equity awards include provisions for accelerated vesting upon a change in control of our company or termination of employment following such a change in control.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS

Consulting Agreement with Mr. Ali Mazanderani

On August 5, 2020, we entered into a Consulting Agreement with Mr. Mazanderani (the "Mazanderani Consulting Agreement") pursuant to which Mr. Mazanderani will, among other things, consult with the Board and the Chief Executive Officer for a period of two years on matters regarding our strategy. Mr. Mazanderani has extensive experience in global fintech businesses, including in several of our company's principal geographies and product lines.

Pursuant to the terms of the Mazanderani Consulting Agreement, Mr. Mazanderani receives $200,000 per year (the "Consulting Fee"), is eligible for a short-term incentive bonus of up to 100% of the Consulting Fee, subject to the achievement of certain pre-determined performance targets, and was granted an option to purchase 150,000 shares of our common stock at an exercise price of $3.50 per share, pursuant to our stock incentive plan. During the year ended June 30, 2022, we awarded Mr. Mazanderani a short-term incentive bonus of $200,000 for his successful management of various initiatives.

Familial Relationships

There are no familial relationships among any of our directors or executive officers.

Policy Agreement with IFC Investors

Pursuant to the Policy Agreement, dated April 11, 2016 (the "Policy Agreement"), between International Finance Corporation, IFC African, Latin American and Caribbean Fund, LP, IFC Financial Institutions Growth Fund, LP, and Africa Capitalization Fund, Ltd. (collectively, the "IFC Investors") and us, the IFC Investors are entitled to designate one nominee to our Board. The IFC Investors have advised us that the IFC Investors regard Mr. Hamid as the independent director nominated by the IFC Investors under the terms of the Policy Agreement. In addition, pursuant to the Policy Agreement, the IFC Investors have been granted certain rights, including the right to require us to repurchase any shares we have sold to them upon the occurrence of specified triggering events, which we refer to as a "put right".

Events triggering the put right relate to (1) us being the subject of a governmental complaint alleging, a court judgment finding or an indictment alleging that we (a) engaged in specified corrupt, fraudulent, coercive, collusive or obstructive practices; (b) entered into transactions with targets of economic sanctions; or (c) failed to operate our business in compliance with anti-money laundering or anti-terrorism laws; or (2) we reject a bona fide offer to acquire all of our outstanding shares at a time when we have in place or implement a shareholder rights plan, or adopt a shareholder rights plan triggered by a beneficial ownership threshold of less than twenty percent. The put price per share will be the higher of the price per share paid to us by the IFC Investors and the volume-weighted average price per share prevailing for the 60 trading days preceding the triggering event, except that with respect to a put right triggered by rejection of a bona fide offer, the put price per share will be the highest price offered by the offeror.

Cooperation Agreement and Securities Purchase Agreement with VCP

Pursuant to a Cooperation Agreement, dated May 13, 2020, as amended on December 9, 2020, and March 22, 2022, (collectively the "Cooperation Agreement"), between VCP and us, VCP is entitled to designate one nominee to our Board. VCP has designated Mr. A.C. Ball as its nominee to our Board. In addition, pursuant to the Cooperation Agreement, VCP has agreed to refrain from acquiring more than 24.9% of our outstanding common stock or taking certain actions, including acting in concert with others, that could result in a change of control of our company. The restriction to acquire more than 24.9% of our common stock excludes any shares of our common stock acquired pursuant to the Securities Purchase Agreement (the "VCP Agreement") dated as of March 22, 2022.

These restrictions remain in effect through the date of our 2022 annual meeting of shareholders.

On March 22, 2022, we entered into the "VCP Agreement" with VCP whereby VCP will procure that one or more funds under its management (the "Purchasing Funds") will subscribe for, and we will have the obligation to issue and sell to the Purchasing Funds, ZAR 350.0 million of our common stock if (i) an event of default occurs under certain debt agreements entered into with FirstRand Bank Limited acting through its Rand Merchant Bank division ("RMB") (including Facility G or Facility H), (ii) Lesaka SA fails to pay all outstanding amounts in respect of Facility H on the maturity date of such facility, or (iii) our market capitalization on the Nasdaq Global Select Market (based on the closing price on such exchange) falls and remains below the U.S. dollar equivalent of ZAR 2.6 billion on more than one day. The VCP Agreement contains customary representations and warranties from us and VCP and covenants from us and certain of our subsidiaries.

Additionally, we entered into a Step-In Rights Letter on March 22, 2022 with VCP and RMB, which provides RMB with step in rights to perform the obligations or enforce our rights under the VCP Agreement to the extent that we fail to do so and do not remedy such failure within two business days of notice of such failure.

Independent Director Agreements

We have entered into independent director agreements with each of our independent directors, providing for, among other things, the terms of each director's service, compensation and liability.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. These agreements require us to indemnify them, to the fullest extent authorized or permitted by applicable law, including the Florida Business Corporation Act, for certain liabilities to which they may become subject as a result of their affiliation with us.

Review, Approval or Ratification of Related Person Transactions

We review all relationships and transactions in which we and our directors and named executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Mr. Kola is primarily responsible for the development and implementation of processes and controls to obtain information from the directors and named executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to us or a related person are disclosed in our proxy statement. In addition, our Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, our Audit Committee considers:

  the nature of the related person's interest in the transaction;

  the material terms of the transaction, including, without limitation, the amount and type of transaction;

  the importance of the transaction to the related person;

  the importance of the transaction to us;

  whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

  any other matters the Audit Committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of the Audit Committee that considers the transaction.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors and certain officers, as well as persons who own more than 10 percent of our common stock, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of subsequent changes in beneficial ownership on Form 4 or Form 5. Based solely on our review of these forms filed with the SEC, and certifications from our executive officers and directors that no other reports were required for such persons, we believe that all directors and officers and greater than 10 percent shareholders complied with the filing requirements applicable to them for the fiscal year ended June 30, 2022, in a timely manner, with the exception of a late Form 3 filed on June 29, 2022, for Mr. Heilbron in connection with his appointment to the Board, in which no beneficial ownership was reported.

AUDIT AND NON-AUDIT FEES

The following table shows the fees that we paid or accrued for the audit and other services provided by Deloitte for the fiscal years ended June 30, 2022 and 2021.

	2022 $ '000	2021 $ '000
Audit Fees	2,316	1,909
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Audit Fees - This category includes the audit of our annual consolidated financial statements on Form 10-K, review of financial statements included in our quarterly reports on Form 10-Q, the required audit of management's assessment of the effectiveness of our internal control over financial reporting and the auditors' independent audit of internal control over financial reporting, and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the fiscal year, such as comfort letters, attest services, consents, and assistance with review of documents filed with the SEC. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of interim financial statements.

Audit-Related Fees - This category consists of assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under "Audit Fees". There were no such fees paid in the fiscal years ended June 30, 2022 or 2021.

Tax Fees - This category consists of professional services rendered by Deloitte for tax compliance and tax advice. The services for the fees disclosed under this category include tax return reviews and technical tax advice. There were no such fees paid in the fiscal years ended June 30, 2022 or 2021.

All Other Fees - This category consists of miscellaneous fees that are not otherwise included in the previous three categories. There were no such fees paid in the fiscal years ended June 30, 2022 or 2021.

Pre-Approval of Audit and Non-Audit Services

Pursuant to our Audit Committee charter, our Audit Committee reviews and pre-approves both audit and non-audit services to be provided by our independent auditors. The authority to grant pre-approvals of non-audit services may be delegated to one or more designated members of the Audit Committee whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. During fiscal years 2022 and 2021, all of the services provided by Deloitte with respect to fiscal years 2022 and 2021 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board consists of at least three independent directors, as required by Nasdaq listing standards. The Audit Committee operates under a written charter adopted by the Board, which is available on our website free of charge at www.lesakatech.com. The Audit Committee is responsible for overseeing our financial reporting process on behalf of the Board. The members of the Audit Committee are Mses. Singh-Bushell and Gobodo and Mr. Greenstreet. The Audit Committee selects, subject to shareholder ratification, our independent registered public accounting firm.

Management is responsible for our financial statements and the financial reporting process, including internal controls. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with auditing standards generally accepted in the United States and of our internal control over financial reporting and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and Deloitte. Mr. Kola represented to the Audit Committee that the consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States, and the Audit Committee reviewed and discussed the consolidated financial statements with Mr. Kola and Deloitte. The Audit Committee discussed with Deloitte the matters required to be discussed by the Public Company Accounting Oversight Board (the "PCAOB") and the SEC. These matters included a discussion of Deloitte's judgments about the quality (not just the acceptability) of our accounting principles as applied to our financial reporting.

Deloitte also provided the Audit Committee with the written disclosures and letter required by the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence, and the Audit Committee discussed with Deloitte the firm's independence.

Based upon the Audit Committee's discussion with management and Deloitte and the Audit Committee's review of the representations of management and the disclosures by Deloitte to the Audit Committee, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended June 30, 2022, for filing with the SEC.

Audit Committee Ekta Singh-Bushell, Chairperson Nonkululeko N. Gobodo Ian O. Greenstreet

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents, as of September 23, 2022, information about beneficial ownership of our common stock by:

  each person or group of affiliated persons who or which, to our knowledge, owns beneficially more than 5% of our outstanding shares of common stock;

  each of our current directors and named executive officers; and

  all of our current directors and executive officers as a group.

Beneficial ownership of shares is determined in accordance with SEC rules and generally includes any shares over which a person exercises sole or shared voting or investment power. The beneficial ownership percentages set forth below are based on 59,278,976 shares of common stock outstanding as of September 23, 2022. All shares of common stock, including that common stock underlying stock options that are presently exercisable or exercisable within 60 days after September 23, 2022 (which we refer to as being currently exercisable) by each person are deemed to be outstanding and beneficially owned by that person for the purpose of computing the ownership percentage of that person, but are not considered outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated, to our knowledge, each person listed in the table below has sole voting and investment power with respect to the shares shown as beneficially owned by such person, except to the extent applicable law gives spouses shared authority.

Except as otherwise noted, each shareholder's address is c/o Lesaka Technologies, Inc., President Place, 4th Floor, Corner of Jan Smuts Avenue and Bolton Road, Rosebank, Johannesburg, South Africa.

Name	Shares of Common Stock Beneficially Owned
	Number	%
Antony C. Ball	-	-
Nonkululeko N. Gobodo	-	-
Ian O. Greenstreet	-	-
Javed Hamid	-	-
Steven J. Heilbron	-	-
Naeem Kola(1)	189,394	*
Ali Mazanderani(2)	150,000	*
Lincoln C. Mali(3)	330,286	*
Chris G.B. Meyer(4)	673,862	1.14%
Monde Nkosi	-	-
Kuben Pillay	-	-
Ekta Singh-Bushell	7,000	*
Alex M.R. Smith(5)	256,282	*
Value Capital Partners (Pty) Ltd (6)	12,875,105	21.72%
IFC Investors and Related Entities(7)	7,366,866	12.43%
The Goldman Sachs Group, Inc.(8)	5,005,784	8.44%
Morgan Stanley(9)	3,107,948	5.24%
Directors and Executive Officers as a Group(10)	1,606,824	2.70%

________________________________________

*Less than one percent

(1) Comprises 189,394 shares of restricted stock, the vesting of which is subject to the satisfaction of certain time-based vesting conditions.

(2) Comprises options to purchase 150,000 shares of common stock, all of which are currently exercisable.

(3) Comprises (i) 145,355 shares of common stock; and (ii) 184,931 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(4) Comprises (i) 97,893 shares of common stock; (ii) 183,760 shares of common stock held by a trust, settled by a relative of Mr. Meyer and of which he is a beneficiary, and (iii) 392,209 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions.

(5) Comprises (i) 22,817 shares of common stock; (ii) 203,465 shares of restricted stock, the vesting of which is subject to the satisfaction of certain financial performance and other conditions; and (iii) options to purchase 30,000 shares of common stock, all of which were exercisable as of September 22, 2022.

(6) According to Amendment No. 5 to Schedule 13D/A filed by VCP with the SEC on December 22, 2021, VCP has sole voting and dispositive power over these securities. VCP's business address is 173 Oxford Road, 8th Floor, Rosebank, Gauteng, 2196, South Africa. Antony C. Ball is the non-executive chairman and Monde Nkosi is an executive director of VCP.

(7) According to Amendment No. 2 to Schedule 13D/A filed by the IFC Investors and related entities with the SEC on August 19, 2022: (a) International Finance Corporation ("IFC") beneficially owns an aggregate of 2,267,239 common shares as to which it has sole voting and dispositive power, (b) IFC African, Latin American and Caribbean Fund, LP ("ALAC") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (c) IFC African, Latin American and Caribbean Fund (GP) LLC ("ALAC GP") beneficially owns an aggregate of 2,781,615 common shares as to which it has shared voting and dispositive power, (d) IFC Financial Institutions Growth Fund, LP ("FIG") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power, and (e) IFC FIG Fund (GP), LLP ("FIG GP") beneficially owns an aggregate of 2,318,012 common shares as to which it has shared voting and dispositive power. Each of ALAC, a United Kingdom limited partnership, and FIG, a United Kingdom limited partnership, is primarily engaged in the business of investing in securities. ALAC GP, a Delaware limited liability company, is primarily engaged in the business of serving as the general partner of ALAC. FIG GP, a United Kingdom limited liability partnership, is primarily engaged in the business of serving as the general partner of FIG. Each of ALAC and FIG are funds managed by IFC Asset Management Company LLC, a wholly-owned subsidiary of IFC, that invests third party capital in conjunction with IFC investments. The business address of the aforementioned entities is 2121 Pennsylvania Avenue, Washington, D.C. 20433.

(8) According to Schedule 13G filed by The Goldman Sachs Group, Inc. ("Goldman Sachs") with the SEC on February 4, 2022, Goldman Sachs has shared voting and dispositive power over these securities. Goldman Sachs's business address is 200 West Street, New York, NY 10282.

(9) According to Schedule 13G filed by Morgan Stanley with the SEC on February 11, 2022, Morgan Stanley has shared voting and dispositive power over these securities. Morgan Stanley's business address is 1585 Broadway, New York, NY 10036.

(10) Represents shares beneficially owned by our directors and executive officers as a group. Includes shares issuable upon exercise of options to purchase 180,000 shares of common stock, all of which are currently exercisable and 969,999 shares of restricted stock, the vesting of which is subject to certain conditions discussed above.

ADDITIONAL INFORMATION

Annual Report on Form 10-K

A copy of our annual report on Form 10-K (without exhibits) for the fiscal year ended June 30, 2022, is being distributed along with this proxy statement. We refer you to such report for financial and other information about us, but such report is not incorporated in this proxy statement and is not deemed to be a part of the proxy solicitation material. It is also available on our website (www.lesakatech.com). In addition, our annual report (with exhibits) is available at the SEC's website (www.sec.gov).

Shareholder Proposals and Director Nominations for the 2023 Annual Meeting

Qualified shareholders who wish to have proposals presented at the 2023 annual meeting of shareholders must deliver them to us by June 5, 2023, in order to be considered for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8 under the Exchange Act. Shareholders who intend to present an item of business for our 2023 annual meeting of shareholders (other than a proposal presented for inclusion in next year's proxy statement and proxy pursuant to Rule 14a-8) must provide notice of such business to us by June 5, 2023, as set forth more fully in Section 2.08 of our Amended and Restated By-Laws. Shareholders who wish to nominate one or more persons for election as directors must provide notice of such nominations to us by June 5, 2023, as set forth more fully in Section 4.16 of our Amended and Restated By-Laws. All proposals and nominations must be delivered to us at our principal executive offices at P.O. Box 2424, Parklands 2121, South Africa.

Householding of Proxy Materials

We have adopted a procedure approved by the SEC called "householding". Under this procedure, multiple shareholders who share the same last name and address will receive only one copy of the annual proxy materials, unless they notify us that they wish to continue receiving multiple copies. We have undertaken householding to reduce our printing costs and postage fees.

If you wish to opt out of householding and receive multiple copies of the proxy materials at the same address, you may do so at any time prior to 30 days before the mailing of proxy materials, which typically are mailed in early October of each year, by notifying us in writing at: Lesaka Technologies, Inc., P.O. Box 2424, Parklands 2121, South Africa, Attention: Lesaka Technologies, Inc. Corporate Secretary. You also may request additional copies of the proxy materials by notifying us in writing at the same address.

If you share an address with another shareholder and currently are receiving multiple copies of the proxy materials, you may request householding by notifying us at the above-referenced address.

Other Matters

The Board knows of no other matters that will be presented for consideration at the annual meeting. Return of a valid proxy, however, confers on the designated proxy holders the discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors, Kuben Pillay Chairman
September 30, 2022

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY.

Exhibit A

AMENDED AND RESTATED 2022 STOCK INCENTIVE PLAN OF
LESAKA TECHNOLOGIES, INC.

1. PURPOSE OF THE PLAN

The purpose of the Amended and Restated 2022 Stock Incentive Plan of Lesaka Technologies Inc. (as it may be amended or restated from time to time, the "Plan") is to promote the success and enhance the value of Lesaka Technologies, Inc. (the "Company") and its Subsidiaries and Affiliates by linking the individual interests of the members of the Board, Employees and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance to generate superior returns to Company stockholders. The Plan is further intended to provide greater flexibility to the Company in its ability to attract, incentivize and retain the services of Non-Employee Directors, Employees and Consultants upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent. The Plan amends and restates the Amended and Restated 2015 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. (the "Prior Plan") in its entirety, subject to stockholder approval of this Plan at the annual meeting of the Company's stockholders in 2022. In the event the Company's stockholders fail to approve the Plan as set forth herein at the annual meeting of the Company's stockholders in 2022, then the amendment and restatement shall be deemed void ab initio and the Prior Plan shall continue in effect in accordance with its terms.

2. DEFINITIONS

Wherever the following capitalized terms are used in the Plan they shall have the respective meanings set forth below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

Affiliate: With respect to the Company, any entity directly or indirectly controlling, controlled by, or under common control with, the Company or any other entity designated by the Board in which the Company or an Affiliate has an interest.

Applicable Accounting Standard: Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company's financial statements under United States federal securities laws from time to time.

Applicable Law: Any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

Award: An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

Award Agreement: Any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Committee shall determine consistent with the Plan.

Beneficial Owner: A "beneficial owner", as such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

Board: The Board of Directors of the Company.

Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

Committee: The Board, or such committee of the Board as it shall designate from time to time, in accordance with Section 4.

Consultant. Any consultant or adviser engaged to provide services to the Company or any Subsidiary or Affiliate who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement, as in effect from time to time.

Company: Lesaka Technologies Inc., the successor to Net 1 UEPS Technologies, Inc., a Florida corporation.

Director: A member of the Board, as constituted from time to time.

Disability: Inability of a Participant to perform in all material respects the Participant's duties and responsibilities to the Company, or any Subsidiary of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Committee may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Committee and a Participant (or the Participant's representative) shall furnish the Committee with medical evidence documenting the Participant's disability or infirmity which is satisfactory to the Committee.

Effective Date: June 7, 2004.

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Employment: The term "Employment" as used herein shall be deemed to refer to (i) a Participant's employment if the Participant is an employee of the Company or any of its Affiliates, (ii) a Participant's services as a consultant, if the Participant is providing consulting services to the Company or its Affiliates and (iii) a Participant's services as a non-employee director, if the Participant is a non-employee member of the Board.

Employee: Any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary or Affiliate.

Exchange Act. The Securities Exchange Act of 1934, as amended from time to time.

Fair Market Value: A price that is based on either of the opening, closing, high, low, or average selling prices of Shares reported on the NASDAQ Global Select Market or other established stock exchange (or exchanges) on the applicable date, the preceding trading day, the next succeeding trading day, an average of trading days or on any other basis consistent with the requirements of the stock rights exemption under Section 409A of the Code using actual transactions involving Shares, as determined by the Committee in its discretion. In the event Shares are not publicly traded at the time a determination of their value is required to be made hereunder, the determination of their Fair Market Value shall be made by the Committee in such manner as it deems appropriate. Such definition(s) of Fair Market Value shall be specified in each Award Agreement and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award; provided, however, that upon a broker-assisted exercise of an Option, the Fair Market Value shall be the price at which the Shares are sold by the broker.

Grant Date: The date specified by the Committee on which a grant of an Award shall become effective, which shall not be earlier than the date on which the Committee takes action with respect thereto.

ISO: An Option that is also an incentive stock option granted pursuant to Section 6(d) of the Plan.

LSAR: A limited stock appreciation right granted pursuant to Section 7(d) of the Plan.

Other Stock-Based Awards: Awards granted pursuant to Section 8 of the Plan.

Option: A stock option granted pursuant to Section 6 of the Plan.

Option Price: The purchase price per Share of an Option, as determined pursuant to Section 6(a) of the Plan.

Non-Employee Director: A Director of the Company who is not an Employee.

Participant: An Employee, Director or Consultant of the Company who is selected by the Committee to participate in the Plan.

Permitted Trasnferee: With respect to a person who has been granted an Award, any "family member" of the person, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Committee after taking into account Applicable Law.

Person: A "person", as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act (or any successor section thereto).

Plan: The Amended and Restated 2022 Stock Incentive Plan of Lesaka Technologies, Inc.

Section 409A: means Section 409A of the Code.

Securities Act: The Securities Act of 1933, as amended.

Shares: Shares of common stock, par value $0.001per share, of the Company.

Stock Appreciation Right: A stock appreciation right granted pursuant to Section 7 of the Plan.

Subsidiary: With reference to the Company, a subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

Substitute Award: Any Award granted or issued to a Participant in assumption or substitution of either outstanding awards or the right or obligation to make future awards by an entity acquired by the Company, an Affiliate or a Subsidiary or with which the Company, an Affiliate or a Subsidiary is combined.

3. SHARES SUBJECT TO THE PLAN; LIMITS ON AWARD

a. Total Shares. The total number of Shares which may be issued under the Plan, measured from the Effective Date, is 13,552,580 (which includes an additional 2,500,000 Shares approved as of September 7, 2022). The maximum number of Shares for which Options and Stock Appreciation Rights in any combination, may be granted during a calendar year to any Participant shall be 600,000 Shares. The maximum number of Shares for which any other type of Award in any combination, may be granted during a calendar year to any Participant, shall be 600,000 Shares. The Shares may consist, in whole or in part, of unissued Shares or treasury Shares.

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b. Share Accounting. The issuance of Shares upon the exercise of an Award or in consideration of the cancellation or termination of an Award shall reduce the total number of Shares available under the Plan, as applicable. Shares which are subject to Awards which terminate or lapse without the payment of consideration may be granted again under the Plan. Shares delivered to the Company as part or full payment for the exercise of an Option or to satisfy withholding obligations upon the exercise of an Option, in each case if permitted by the Committee, may not be granted again under the Plan. Substitute Awards shall not be counted against the Shares available for granting Awards under the Plan.

c. Non-Employee Director Awards. Notwithstanding anything to the contrary in the Plan, the aggregate value of Awards granted to, and cash compensation earned by, a Non-Employee Director during the Company's fiscal year for services as a Non-Employee Director shall not exceed $500,000. For purposes of applying the limit under this Section 3(c), (A) the value of an Award other than an Option or Stock Appreciation Right shall be the Fair Market Value of a Share on the Award's Grant Date and (B) the value of an Option or Stock Appreciation Right shall be equal to fair value of such Award using an the option pricing model used by the Company from time to time to value options consistent with Accounting Standards Codification 718 or successor provision but excluding the impact of estimated forfeitures related to service based vesting provisions.

d. Vesting Limitation. Except with respect to up to five percent (5%) of total share reserve amount set forth in Section 3(a) above available for the grant of Awards as of September 7, 2022, no Award granted under the Plan may provide for vesting before the first (1st) anniversary of the Grant Date; provided, however, that the Committee may provide for or permit acceleration of vesting of such Awards in the event of a Change in Control as permitted under Section 10 below or the Participant's death or disability as set forth in the Award Agreement on the Grant Date.

4. ADMINISTRATION

a. Board Committee Delegation. The Plan shall be administered by the Committee appointed by the Board from among its members, provided that the full Board may at any time act as the Committee. No member of the Committee shall be liable to any person for any such action taken or determination made in good faith.

b. Terms and Conditions of Awards. The Committee shall have the full power and authority to establish the terms and conditions of any Award consistent with the provisions of the Plan and to waive any such terms and conditions at any time. Specifically, the Committee shall have final discretion, responsibility, and authority to:

i. grant Awards;

ii. determine the Participants to whom and the times at which Awards shall be granted;

iii. determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, and the applicable terms, conditions, and restrictions, including the length of time for which any restriction shall remain in effect;

iv. determine the rights of Participants with respect to an Award upon termination of employment or service;

v. determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered;

vi. accelerate the vesting of an Award;

vii. interpret the terms and provisions of Award Agreements;

viii. provide for forfeiture of outstanding Awards and recapture of realized gains and other realized value in such events as determined by the Committee;

ix. grant Substitute Awards as provided under Section 4(c) below; and

x. make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable. Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors). The Committee may solicit recommendations from the Company's Chief Executive Officer with respect to the grant of Awards under the Plan. The Committee (or, as permitted under Section 4(d) below, the Company's Chief Executive Officer) shall determine the terms and conditions of each Award at the time of grant. No Participant or any other person shall have any claim to be granted an Award under the Plan at any time, and the Company is not obligated to extend uniform treatment to Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each Participant. Notwithstanding any other provision of the Plan to the contrary, all Awards to Non-Employee Directors must be authorized by the Board, either directly under the Plan or pursuant to a non-employee director compensation policy.

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c. Substitute Awards. Awards may, in the discretion of the Committee, be made under the Plan in assumption of, or in substitution for, outstanding awards previously granted by the Company or its Subsidiaries and Affiliates or a company acquired by the Company or its Subsidiaries or Affiliates or with which such entity combines, on such terms as the Committee in good faith determines to be equitable under the circumstances. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

d. Delegations. The Committee may delegate the authority to grant Awards to any subcommittee(s) consisting of members of the Board. The Committee may also delegate to the Company's Chief Executive Officer the authority to grant Awards to Participants who are not Directors or "executive officers" of the Company (as defined by Rule 3b-7 under the Exchange Act) and to interpret and administer Awards for such Participants. Any such delegation shall be subject to the limitations of Florida law.

e. Trading Policy Restrictions; Clawback Policy. Option exercises and other Awards under the Plan shall be subject to the Company's insider trading policies and procedures, as in effect from time to time. Awards under the Plan shall be subject to the Company's clawback policy, as in effect from time to time.

5. LIMITATIONS

No Award may be granted under the Plan after September 7, 2032, but Awards granted on or before September 7, 2032 may extend beyond that date.

6. TERMS AND CONDITIONS OF OPTIONS

Options granted under the Plan shall be, as determined by the Committee, nonqualified or incentive stock options for federal income tax purposes, as evidenced by the related Award agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

a. Option Price. The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted, except in the case of Substitute Awards or as provided in Section 4(c).

b. Exercisability. Options granted under the Plan shall vest and become exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted. Unless otherwise provided in an Award agreement, an Option shall vest with respect to twenty percent (20%) of the Shares initially covered by the Option on each of the first, second, third, fourth and fifth anniversaries of the date the Option was granted, subject to the Participant's continued Employment with the Company and the other terms and conditions of the Plan and the Award agreement.

c. Exercise of Options. Except as otherwise provided in the Plan or in an Award agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. For purposes of Section 6 of the Plan, except as otherwise provided in an Award agreement, the exercise date of an Option shall be the later of the date a notice of exercise is received by the Company and, if applicable, the date payment is received by the Company pursuant to the following sentence. The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full, in accordance with Committee procedures, at the election of the Participant (i) in cash (US dollars) or cash equivalent acceptable to the Committee (including offset against US dollars, if any, owed by the Company to the Participant as of the date of exercise, subject to any required regulatory approval), (ii) if permitted by the Committee, by tender to the Company, or attestation to the ownership, of whole Shares owned by the Participant, including Shares deliverable upon exercise of the Option, (iii) to the extent permitted by the Committee, if there is a public market for the Shares at such time, through the delivery of irrevocable instructions to a broker in a form acceptable to the Committee providing for the assignment to the Company of the proceeds of a sale with respect to some or all of the Shares obtained upon the exercise of the Option, (iv) if permitted by the Committee, with a promissory note in such form as the Committee may specify that bears a market rate of interest and is fully recourse, (v) by any other means acceptable to the Committee, or (vi) by any combination of the foregoing as may be permitted by the Committee, in its sole discretion. Shares tendered in payment of the exercise price will be valued at their Fair Market Value as of the date that the exercise occurs. No Participant shall have any rights to dividends or other rights of a shareholder with respect to Shares subject to an Option until the Participant has given written notice of exercise of the Option, paid in full for such Shares and, if applicable, has satisfied any other conditions imposed by the Committee pursuant to the Plan.

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d. ISOs. The Committee may grant Options under the Plan that are intended to be ISOs, that is, the Option shall comply with the requirements of Section 422 of the Code (or any successor section thereto). No ISO may be granted to any Participant who at the time of such grant owns ten percent or more of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted. Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition. All Options granted under the Plan are intended to be nonqualified stock options, unless the applicable Award agreement expressly states that the Option is intended to be an ISO. If an Option is intended to be an ISO, and if for any reason such Option (or portion thereof) shall not qualify as an ISO, then, to the extent of such non-qualification, such Option (or portion thereof) shall be regarded as a nonqualified stock option granted under the Plan; provided that such Option (or portion thereof) otherwise complies with the Plan's requirements relating to nonqualified stock options. In no event shall any member of the Committee, the Company or any of its Affiliates (or their respective employees, officers or directors) have any liability to any Participant (or any other Person) due to the failure of an Option to qualify for any reason as an ISO.

e. Attestation. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to pay the exercise price of an Option relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, (i) satisfy such delivery requirement by (a) presenting proof of beneficial ownership of such Shares and (b) deliver the Shares to the Company in the manner and form specified to the Participant by the Company, after which the Company shall treat the Option as exercised without further payment, or (ii) shall withhold such number of Shares from the Shares acquired by the exercise of the Option. Wherever in this Plan or any agreement evidencing an Award a Participant is permitted to settle any taxes relating to the exercise of an Option by delivering Shares, the Participant may, subject to procedures satisfactory to the Committee, (i) satisfy such delivery requirement by (a) presenting proof of beneficial ownership of such Shares and (b) deliver the Shares to the Company in the manner and form specified to the Participant by the Company, after which the Company shall settle the taxes due related to the exercise, or (ii) shall withhold such number of Shares to settle taxes resulting from the Shares acquired by the exercise of the Option.

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

a. Grants. The Committee also may grant (i) a Stock Appreciation Right independent of an Option or (ii) a Stock Appreciation Right in connection with an Option, or a portion thereof. A Stock Appreciation Right granted pursuant to clause (ii) of the preceding sentence (A) may be granted at the time the related Option is granted or at any time prior to the exercise or cancellation of the related Option, (B) shall cover the same number of Shares covered by an Option (or such lesser number of Shares as the Committee may determine) and (C) shall be subject to the same terms and conditions as such Option except for such additional limitations as are contemplated by this Section 7 (or such additional limitations as may be included in an Award agreement).

b. Terms. The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the Fair Market Value of a Share on the date the Stock Appreciation Right is granted or, in the case of a Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, the Option Price of the related Option except in the case of Substitute Awards or as provided in Section 4(c). Each Stock Appreciation Right granted independent of an Option shall entitle a Participant upon exercise to an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the Stock Appreciation Right. Each Stock Appreciation Right granted in conjunction with an Option, or a portion thereof, shall entitle a Participant to surrender to the Company the unexercised Option, or any portion thereof, and to receive from the Company in exchange therefore an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the Option Price per Share, times (ii) the number of Shares covered by the Option, or portion thereof, which is surrendered. The date a notice of exercise is received by the Company shall be the exercise date. Payment shall be made in Shares or in cash, or partly in Shares and partly in cash (any such Shares valued at such Fair Market Value), all as shall be determined by the Committee. Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised. No fractional Shares will be issued in payment for Stock Appreciation Rights, but instead cash will be paid for a fraction or, if the Committee should so determine, the number of Shares will be rounded downward to the next whole Share. No Stock Appreciation Right shall have a term longer than ten years' duration.

c. Limitations. The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

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d. Limited Stock Appreciation Rights. The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events. Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash and may provide that any related Awards are not exercisable while such LSARs are exercisable. Unless the context otherwise requires, whenever the term "Stock Appreciation Right" is used in the Plan, such term shall include LSARs.

8. OTHER STOCK-BASED AWARDS

a. Generally. The Committee, in its sole discretion, may grant or sell Awards of Shares, Awards of restricted Shares and Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares, including but not limited to restricted stock units, performance stock units and performance shares (collectively, "Other Stock-Based Awards"). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive, or vest with respect to, one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives. Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards; whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares; and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

b. Dividends on Restricted Stock. A grant of restricted stock shall require that any or all dividends or other distributions paid on such Award during the period of such restrictions be accumulated (without interest) or reinvested in additional Shares, which in either case shall be subject to the same restrictions as the underlying Award or such other restrictions as the Committee may determine.

c. Dividend Equivalents on Restricted Stock Units and/or Performance Stock Units. The Committee may on or after the Grant Date authorize the award of dividend equivalents on restricted stock units and/or performance stock units with respect to any or all dividends or other distributions paid by the Company, and a dividend equivalent will entitle the Participant to receive amounts equal to all or any portion of the dividends or other distributions that would be paid on the Shares covered by such Award if such Shares had been delivered pursuant to such Award (without interest). The Participant receiving the dividend equivalent will have only the rights of a general unsecured creditor of the Company until payment of such amounts is made, and any dividend equivalents shall be subject to the same restrictions as the underlying Award. In no event may cash dividends be paid on restricted stock units prior to being earned and vested.

9. ADJUSTMENTS UPON CERTAIN EVENTS

Subject to Section 10 below, if, as a result of any:

reorganization,

recapitalization,

reclassification,

stock dividend,

stock split,

reverse stock split, or

other similar change in the Company's capital stock,

the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate or proportionate adjustment in:

(i) the maximum number of Shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options,

(ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan,

(iii) the repurchase price, if any, per share subject to each outstanding restricted stock award, and

(iv) the exercise price for each share subject to any these outstanding Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of shares subject to Options and Stock Appreciation Rights) as to which such Options and Stock Appreciation Rights remain exercisable.

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The Committee shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event.

The adjustment by the Committee shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares

10. CHANGE IN CONTROL

a. In the case of and subject to the consummation of a Change in Control, the parties to such transaction thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new awards of the successor entity or parent thereof, with appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Change in Control do not provide for the assumption, continuation or substitution of Awards, upon the effective time of the Change in Control, the Plan and all outstanding Awards granted hereunder shall terminate. In such case, except as may be otherwise provided in the relevant Award Agreement, all Options and Stock Appreciation Rights with time-based vesting conditions or restrictions that are not vested and/or exercisable immediately prior to the effective time of the Change in Control shall become fully vested and exercisable as of the effective time of the Change in Control, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Change in Control, and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Change in Control in the Committee's discretion or to the extent specified in the relevant Award Agreement. In the event of such termination, (i) the Company shall have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the Participants holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the sale price multiplied by the number of Shares subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the sale price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights (provided that, in the case of an Option or Stock Appreciation Right with an exercise price equal to or greater than the sale price, such Option or Stock Appreciation Right shall be cancelled for no consideration); or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Change in Control as determined by the Committee, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such Participant. The Company shall also have the option (in its sole discretion) to make or provide for a payment, in cash or in kind, to the grantees holding other Awards in an amount equal to the sale price multiplied by the number of vested Shares under such Awards. For the avoidance of doubt, the treatment of Awards upon a Change in Control of the Company may vary among the Award types and Participants in the sole discretion of the Committee. Unless otherwise determined by the Board (on the same basis or on different bases as the Committee shall specify), any repurchase rights or other rights of the Company that relate to an Award shall continue to apply to consideration, including cash, that has been substituted, assumed or amended for an Award pursuant to this Section 10(a). The Company may hold in escrow all or any portion of any such consideration in order to effectuate any continuing restrictions.

b. For purposes of this Plan, a "Change in Control" of the Company shall mean: the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any reorganization, merger or consolidation or stock transfer, but excluding any such transaction effected primarily for the purpose of changing the domicile of the Company or a bona-fide financing of the Company), unless the Company's stockholders of record immediately prior to such transaction or series of related transactions hold, immediately after such transaction or series of related transactions, at least 50% of the voting power of the surviving or acquiring entity (provided that the sale by the Company of its securities for the purposes of raising additional funds shall not constitute a Change in Control hereunder); or a sale of all or substantially all of the assets of the Company. Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred under Section 10 solely because (1) the Company, (2) an Affiliate or Initial Shareholders, (3) any one or more members of executive management of the Company or its subsidiaries, (4) any employee stock ownership plan or any other employee benefit plan of the Company or any Affiliate or (5) any combination of the Persons referred to in the preceding clauses (1) through (4) becomes the actual or beneficial owner (within the meaning of rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) of 50% or more of the Voting Securities of the Company.

c. As used in this Section 10, the following terms shall have the meanings set forth below:

"Initial Shareholders" means the stockholders of the Company immediately prior to any transaction which may constitute a Change in Control.

"Person" means any individual, corporation, partnership, group, association or other "person," as such term is used in section 14(d) of the Exchange Act.

"Voting Securities" means, with respect to any Person, any securities entitled to vote (including by the execution of action by written consent) generally in the election of directors of such Person (together with direct or indirect options or other rights to acquire any such securities).

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11. SUCCESSORS AND ASSIGNS

The Plan shall be binding on all successors and assigns of the Company and a Participant, including without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

12. NONTRANSFERABILITY OF AWARDS

a. Except as otherwise provided in Sections 12(b):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Committee, pursuant to a domestic relations order, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed.

(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Participant or the Participant's successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section 12(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a domestic relations order. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder's personal representative or by any person empowered to do so under the deceased Holder's will or under the then-applicable laws of descent and distribution.

b. Notwithstanding Section 12(a), the Committee, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an ISO (unless such ISO is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a domestic relations order; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Participant); and (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Committee, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer.

13. AMENDMENTS OR TERMINATION

The Board may amend, alter or discontinue the Plan, but no amendment, alteration or discontinuation shall be made, (a) without the approval of the shareholders of the Company, if such action would (except as is provided in Section 9 of the Plan), increase the total number of Shares reserved for the purposes of the Plan or change the maximum number of Shares for which Awards may be granted to any Participant or (b) without the consent of a Participant, if such action would diminish any of the rights of the Participant under any Award theretofore granted to such Participant under the Plan; provided, however, that the Committee may amend the Plan in such manner as it deems necessary to permit the granting of Awards meeting the requirements of the Code or other Applicable Law.

14. INTERNATIONAL PARTICIPANTS

In order to comply with the laws in other countries in which the Company and its Subsidiaries and Affiliates operate or have Employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries and Affiliates shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

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15. EFFECT OF DISPOSITION OF FACILITY OR OPERATING UNIT

If the Company or any of its Subsidiaries or Affiliates closes or disposes of the facility / operating unit at which a Participant is located or the Company or any of its Subsidiaries or Affiliates diminish or eliminate ownership interests in any operating unit of the Company or any of its Subsidiaries or Affiliates so that such operating unit ceases to be majority owned by the Company or any of its Subsidiaries or Affiliates then, with respect to Awards held by Participants who subsequent to such event will not be Employees, the Committee may, to the extent consistent with Section 409A (if applicable), take any of the actions described in Section 10 above with respect to a Change in Control. If the Committee takes no special action with respect to any disposition of a facility or an operating unit, then the Participant shall be deemed to have terminated his or her employment with the Company and its Subsidiaries and Affiliates and the terms and conditions of the Award Agreement and the other terms and conditions of this Plan shall control.

16. CHOICE OF LAW

The Plan shall be governed by and construed in accordance with the laws of the State of Florida without regard to choice of law rules.

17. WITHHOLDING

a. Cash Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan prior to making any payments hereunder.

b. Share Withholding. With respect to withholding required upon the exercise of Options or Stock Appreciation Rights, upon the lapse of restrictions on restricted stock, upon the issuance of Shares under any Other Stock Based Award, or any other taxable event arising as a result of an Award granted hereunder, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax or such higher amount not greater than the maximum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing or electronically, and signed or acknowledged electronically by the Participant, and shall be subject to Section 6(e) and any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

18. RIGHT TO EMPLOYMENT

The granting of an Award under the Plan shall impose no obligation on the Company or any Subsidiary to continue the Employment of a Participant and shall not lessen or affect the Company's or Subsidiary's right to terminate the Employment of such Participant. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee's determinations and interpretations with respect thereto need not be the same with respect to each Participant (whether or not such Participants are similarly situated).

19. LIMITATION ON REPRICING.

Unless such action is approved by the Company's stockholders, the Company may not (except as provided for under Section 9): (1) amend any outstanding Option or Stock Appreciation Right granted under the Plan to provide an exercise price per share that is lower than the then-current exercise price per share of such outstanding Option or Stock Appreciation Right, as applicable; (2) cancel any outstanding Option or Stock Appreciation Right (whether or not granted under the Plan) and grant in substitution therefor new Awards under the Plan other than Awards granted pursuant to Section 4(c) covering the same or a different number of Shares and having an exercise price per share lower than the then-current exercise price per share of the cancelled Option or Stock Appreciation Right; (3) cancel in exchange for a cash payment any outstanding Option or Stock Appreciation Right with an exercise price per share above the then-current fair market value of the Shares (valued in the manner determined by (or in the manner approved by) the Board); or (4) take any other action under the Plan that constitutes a "repricing" within the meaning of the rules of the Nasdaq Global Market or any other exchange or marketplace on which the Shares are listed or traded.

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20. SECTION 409A.

Each Award that provides for "nonqualified deferred compensation" within the meaning of Section 409A shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. If any amount under such an Award is payable upon a "separation from service" (within the meaning of Section 409A) to a Participant who is then considered a "specified employee" (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant's separation from service, or (ii) the Participant's death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties, and/or additional tax imposed pursuant to Section 409A. In addition, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

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LESAKA TECHNOLOGIES, INC.

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas.

Annual Meeting Proxy Card

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.ELECTION OF DIRECTORS. Nominees:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 – Kuben Pillay	☐	☐	02 – Chris G.B. Meyer	☐	☐	03 – Naeem E. Kola	☐	☐
04 – Antony C. Ball	☐	☐	05– Nonku N. Gobodo	☐	☐	06 – Javed Hamid	☐	☐
07 – Steven J. Heilbron	☐	☐	08 – Lincoln C. Mali	☐	☐	09 – Ali Mazanderani	☐	☐
10 – Monde Nkosi	☐	☐	11 – Ekta Singh-Bushell	☐	☐			

Proposal	For	Against	Abstain
2. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE (SOUTH AFRICA) AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2023	☐	☐	☐
3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐
4. AMENDMENT AND RESTATEMENT OF CURRENT AMENDED AND RESTATED STOCK INCENTIVE PLAN.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03OZIC

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — LESAKA TECHNOLOGIES, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Annual Meeting of Shareholders to be held on November 16, 2022. The undersigned appoints Chris G.B. Meyer and Naeem E. Kola, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this proxy.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this proxy will be voted FOR ALL nominees for director and FOR proposals 2, 3 and 4.

Proxy Services
c/o Computershare
PO Box 43017
Providence, RI 02940-3017

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

LESAKA TECHNOLOGIES, INC.

VOTE

Using a black ink pen, mark your votes with an X as shown in this example.
Please do not write outside the designated areas. ☒

Proxy for Shareholders Registered on South African Branch Register

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4.

1.ELECTION OF DIRECTORS. Nominees:

Nominee	For	Withhold	Nominee	For	Withhold	Nominee	For	Withhold
01 – Kuben Pillay	☐	☐	02 – Chris G.B. Meyer	☐	☐	03 – Naeem E. Kola	☐	☐
04 – Antony C. Ball	☐	☐	05– Nonku N. Gobodo	☐	☐	06 – Javed Hamid	☐	☐
07 – Steven J. Heilbron	☐	☐	08 – Lincoln C. Mali	☐	☐	09 – Ali Mazanderani	☐	☐
10 – Monde Nkosi	☐	☐	11 – Ekta Singh-Bushell	☐	☐			

Proposal	For	Against	Abstain
2. RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE (SOUTH AFRICA) AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING JUNE 30, 2023	☐	☐	☐
3. ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION	☐	☐	☐
4. AMENDMENT AND RESTATEMENT OF CURRENT AMENDED AND RESTATED STOCK INCENTIVE PLAN.	☐	☐	☐

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as your name appears on your stock certificates. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

03OZIC

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy for Shareholders Registered on South African Branch Register

THIS SOUTH AFRICA PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

This South African proxy is solicited on behalf of the Board of Directors of Lesaka Technologies, Inc. for the Annual Meeting of Shareholders to be held on November 16, 2022. The undersigned appoints Chris G.B. Meyer and Naeem E. Kola, and each of them, with full power of substitution in each, the proxies of the undersigned, to represent the undersigned and vote all shares of the common stock of Lesaka Technologies, Inc. which the undersigned may be entitled to vote at the Annual Meeting, and at any adjournment or postponement thereof, as indicated on the reverse side of this South African proxy.

This South African proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, then this South African proxy will be voted FOR ALL nominees for director and FOR proposals 2, 3 and 4.

THE BOARD HOPES THAT YOU WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE SOUTH AFRICAN PROXY IN THE ENCLOSED ENVELOPE OR MAIL TO:

JSE INVESTOR SERVICES (PTY) LTD
Physical address: 13th floor, 19 Ameshoff Street, corner Biccard, Braamfontein
Postal address: PO Box 4844 Johannesburg 2000
Fax: +27 (0) 86 674 2450

E-mail: meetfax@jseinvestorservices.co.za

(Please Sign on Reverse Side)

C Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.